EXHIBIT 10.15

                  AMGEN RETIREMENT AND SAVINGS PLAN

          (As Amended and Restated Effective April 1, 1996)


                          TABLE OF CONTENTS

ARTICLE 1.  INTRODUCTION AND PLAN HISTORY

ARTICLE 2.  DEFINITIONS
       2.1  "Accounts"
       2.2  "Affiliated Group"
       2.3  "Aggregate 401(k) Contributions"
       2.4  "Aggregate 401(m) Contributions"
       2.5  "Alternate Payee"
       2.6  "Annual Additions"
       2.7  "Annual Deferral Limit"
       2.8  "Beneficiary"
       2.9  "Break in Service"
       2.10 "Board"
       2.11 "Code"
       2.12 "Company"
       2.13 "Company Contributions"
       2.14 "Company Stock"
       2.15 "Company Stock Fund"
       2.16 "Compensation"
       2.17 "Compensation Limitation"
       2.18 "Disability"
       2.19 "Eligible Employee"
       2.20 "Employee"
       2.21 "Employee Contributions"
       2.22 "ERISA"
       2.23 "Excess Aggregate Contributions"
       2.24 "Excess Contributions"
       2.25 "Excess Deferrals"
       2.26 "Family Member"
       2.27 "Five-Year Break in Service"
       2.28 "Forfeiture"
       2.29 "Fund" or "Investment Fund"
       2.30 "Hardship Withdrawal"
       2.31 "Highly Compensated Employee"
       2.32 "Hour of Service"
       2.33 "Normal Retirement Age"
       2.34 "Participant"
       2.35 "Participating Company"
       2.36 "Plan"
       2.37 "Plan Benefit"
       2.38 "Plan Year"
       2.39 "QDRO"
       2.40 "Qualified Joint and Survivor Annuity"
       2.41 "Rollover Contribution"
       2.42 "Salary Deferral Agreement"
       2.43 "Section 414(s) Compensation"
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       2.44 "Section 415 Compensation"
       2.45 "Section 415 Employer Group"
       2.47 "Top-Paid Group"
       2.48 "Total Compensation"
       2.49 "Trust Agreement"
       2.50 "Trustee"
       2.51 "Trust Fund"
       2.52 "Valuation Date"
       2.53 "Year of Service"

ARTICLE 3.  ELIGIBILITY AND PARTICIPATION
       3.1  Eligibility to Participate
       3.2  Commencement of Participation
       3.3  "Eligible Employee"
       3.4  Suspension of Membership
       3.5  Termination of Membership

ARTICLE 4.  EMPLOYEE CONTRIBUTIONS
       4.1  Participant Elected Contributions
       4.2  Suspension, Change and Resumption of
            Participant Elected Contributions
       4.3  Contributions to the Trustee
       4.4  Limits on Participant
            Elected Contributions
       4.5  Rollover Contributions

ARTICLE 5.  COMPANY CONTRIBUTIONS
       5.1  Matching Contributions
       5.2  Nonelective Contributions
       5.3  Qualified Nonelective Contributions
       5.4  Qualified Matching Contributions
       5.5  Investment of Company Contributions
       5.6  Limits on Company Contributions

ARTICLE 6.  INVESTMENTS AND PARTICIPANTS' ACCOUNTS
       6.1  Investment Funds
       6.2  Investment of Contributions
       6.3  Participant Elected Contributions
            Account
       6.4  Rollover Contributions Account
       6.5  Matching Contributions Account
       6.6  Nonelective Contributions Account
       6.7  Qualified Nonelective
            Contributions Account
       6.8  Qualified Matching Contributions
            Account
       6.9  Transfers Among Investment Funds
       6.10 Allocation of Investment Income
       6.11 Account Statements

ARTICLE 7.  VESTING OF PARTICIPANTS' ACCOUNTS
       7.1  100 Percent Vesting
       7.2  Vesting of Matching Contributions
            Accounts
       7.3  Vesting of Nonelective
            Contributions Accounts
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       7.4  Forfeitures
       7.5  Vesting on Reemployment
       7.6  Determination of Account Balance
       7.7  Lost Participant or Beneficiary

ARTICLE 8.  DISTRIBUTION OF PLAN BENEFIT
       8.1  General Rule
       8.2  Events Permitting Distribution
       8.3  Time of Distribution
       8.4  Amount of Plan Benefit
       8.5  Latest Time of Distribution
       8.6  Forms of Distribution
       8.7  Lifetime Annuities
       8.8  Time of Distribution of Death Benefit
       8.9  Distribution of Death Benefit
       8.10 Small Benefits:  Lump Sum
       8.11 Direct Rollovers
       8.12 Beneficiary
       8.13 Spousal Consent Needed to Name
            a Nonspouse Beneficiary
       8.14 Determination of Marital Status
       8.15 Incapacity

ARTICLE 9.  DISTRIBUTION TO AN ALTERNATE
            PAYEE UNDER A QDRO;
            FREEZING PARTICIPANT ACCOUNTS
       9.1  Immediate Distribution
       9.2  Alternate Payee Accounts
       9.3  Freezing Participant Accounts
       9.4  Death of Alternate Payee
       9.5  Distributions From Alternate
            Payee Accounts

ARTICLE 10. LOANS
       10.1 Amount of Loan
       10.2 Terms of Loans
       10.3 Company Consent
       10.4 Source of Loans
       10.5 Disbursement of Loans
       10.6 Loan Fees
       10.7 Valuation Date
       10.8 Loan Payments and Defaults

ARTICLE 11. WITHDRAWALS WHILE EMPLOYED
       11.1 Age 59 1/2  and Disability Withdrawals;
            Withdrawals from Rollover Account
       11.2 Hardship Withdrawals
       11.3 Amount of a Hardship Withdrawal
       11.4 Consequences of a Hardship Withdrawal
       11.5 Valuation Date
       11.6 Source of Withdrawals
       11.7 Payment of Withdrawals
       11.8 Limitations on Withdrawals

ARTICLE 12. HIGHLY COMPENSATED EMPLOYEE DEFINITION
       12.1 Determining the Highly Compensated
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            Employee Group
       12.2 Special Elections for Determining the
            Highly Compensated Employee Group
       12.3 Determining the Highly Compensated
            Employee Group Using the
            Simplified Method
       12.4 "Highly Compensated Former Employee"
       12.5 "Nonhighly Compensated Employee"
       12.6 Special Definitions Used in Article 12
            (a)  "Family Member"
            (b)  "Top-Paid Group"
            (c)  "Total Compensation"

ARTICLE 13. CONTRIBUTION LIMITATIONS:  ANNUAL
            DEFERRAL LIMITATIONS AND AVERAGE
            DEFERRAL PERCENTAGE LIMITATIONS
       13.1 Return of Excess Deferrals
       13.2 Average Deferral Percentage Limitation
       13.3 Allocation of Excess Contributions
            to Highly Compensated Employees
       13.4 Distribution of Excess Contributions
       13.5 Qualified Matching Contributions
       13.6 Corrective Qualified
            Nonelective Contributions
       13.7 Special Rules
       13.8 Prospective Limitations on
            Participant Elected Contributions
       13.9 Special Definitions Used in Article 13
            (a)  "Aggregate 401(k) Contributions"
            (b)  "Annual Deferral Limit"
            (c)  "Excess Contributions"
            (d)  "Excess Deferrals"
            (e)  "Section 414(s) Compensation"

ARTICLE 14. CONTRIBUTION LIMITATIONS:
            AVERAGE CONTRIBUTION
            PERCENTAGE LIMITATIONS
       14.1 Average Contribution Percentage
            Limitation
       14.2 Allocation of Excess Aggregate
            Contributions to Highly
            Compensated Employees
       14.3 Distribution of Excess
            Aggregate Contributions
       14.4 Use of Participant Elected Contributions
       14.5 Corrective Qualified
            Nonelective Contributions
       14.6 Special Rules
       14.7 Special Definitions Used in Article 14

ARTICLE 15. CONTRIBUTION LIMITATIONS:
            MULTIPLE-USE LIMITATIONS
       15.1 Applicability of the
            Multiple-Use Limitation
       15.2 Multiple-Use Limitation
       15.3 Correction of Multiple-Use Limitation
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ARTICLE 16. CONTRIBUTION LIMITATIONS:
            SECTION 415 "ANNUAL ADDITIONS"
            LIMITATIONS
       16.1 Limitation on Contributions
       16.2 Combined Limitation on
            Benefits and Contributions
       16.3 Return of Employee Contributions
       16.4 Excess Company Contributions
       16.5 Special Definitions Used
            in this Article

ARTICLE 17. THE TRUST FUND AND PLAN INVESTMENTS
       17.1 Control and Management of Plan Assets
       17.2 Trustee Duties
       17.3 Independent Qualified
            Public Accountant
       17.4 Administrative Expenses
       17.5 Benefit Payments

ARTICLE 18. ADMINISTRATION AND OPERATION OF PLAN
       18.1 Plan Administration
       18.2 Employment of Advisers
       18.3 Service in Several
            Fiduciary Capacities

ARTICLE 19. CLAIMS AND REVIEW PROCEDURES
       19.1 Applications for Benefits
       19.2 Denial of Applications
       19.3 Review Panel
       19.4 Requests for Review
       19.5 Decisions on Review
       19.6 Rules and Procedures
       19.7 Exhaustion of Administrative Remedies

ARTICLE 20. AMENDMENT AND TERMINATION
       20.1 Right To Amend or Terminate
       20.2 Protection of Participants
       20.3 Effect of Termination
       20.4 Allocation of Trust Fund
            Upon Termination
       20.5 Partial Termination

ARTICLE 21. MISCELLANEOUS PROVISIONS
       21.1 Plan Mergers
       21.2 No Assignment of Property Rights
       21.3 No Employment Rights
       21.4 Choice of Law
       21.5 Voting of Company Stock
       21.6 Tender Offers

ARTICLE 22. SPECIAL TOP-HEAVY PROVISIONS
       22.1 Determination of Top-Heavy Status
       22.2 Minimum Allocations
       22.3 Impact on Maximum Benefits
       22.4 Special Definitions
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            (a)  "Aggregation Group"
            (b)  "Determination Date"
            (c)  "Key Employee"
            (d)  "Permissive Aggregation Group"
            (e)  "Required Aggregation Group"
            (f)  "Top-Heavy Compensation"
            (g)  "Top-Heavy Ratio"
       22.5 Top-Heavy Vesting Rules

ARTICLE 23.  EXECUTION

               AMGEN RETIREMENT AND SAVINGS PLAN

          (As Amended and Restated Effective April 1, 1996)


ARTICLE 1. INTRODUCTION AND PLAN HISTORY.

The Plan was adopted effective as of April 1, 1985. The Plan was last amended and restated as of April 1, 1996, to reflect previously adopted amendments and to make other changes. Certain provisions may be effective at other times, as specified. The Plan is intended to qualify under sections 401(a) and 401(k) and related sections of the Code, and under section 407(d)(3)(A) of ERISA. The Plan is subject to amendment or termination at any time, including (without limitation) amendments required to meet regulations and rules issued by the Secretary of the Treasury or his or her delegate or the Secretary of Labor. Certain capitalized terms used in the text of the Plan are defined in Article 2 in alphabetical order.

ARTICLE 2. DEFINITIONS.

2.1 "Accounts" means the separate accounts maintained for each Participant as a part of the Trust Fund. Each Participant's Accounts are credited with the Participant's Employee Contributions, his or her share of Company Contributions and Forfeitures and any income, gains, expenses and losses accruing on amounts previously credited to the Accounts.

2.2 "Affiliated Group" means the Company and any entity related to the Company under sections 414(b), (c), (m) or (o) of the Code. In addition, the term "Affiliated Group" includes any other entity that the Company has designated in writing as a member of the Affiliated Group for purposes of the Plan. An entity shall be considered a member of the Affiliated Group only with respect to periods for which this designation is in effect or during which the relationship described in the first sentence of this Section exists. An "Affiliate" is a member of the Affiliated Group.

2.3 "Aggregate 401(k) Contributions" which is a term used in specifying certain limitations on Plan contributions, is defined in
Section 13.9.

2.4 "Aggregate 401(m) Contributions" which is a term used in specifying certain limitations on Plan contributions, is defined in
Section 14.7.
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2.5  "Alternate Payee" means a spouse, former spouse, child or other dependent of a Participant who is recognized by a domestic relations order as having a right to receive all or a portion of the Participant's Plan Benefit.

2.6 "Annual Additions" which is a term used in specifying certain limitations on Plan contributions, is defined in Section 16.5.

2.7 "Annual Deferral Limit" which is a term used in specifying certain limitations on Plan contributions, is defined in Section
13.9.

2.8 "Beneficiary" means the person or persons entitled to receive a Participant's Plan Benefit after the Participant's death, as provided in Section 8.12.

2.9 "Break in Service" means any Plan Year during which the Participant completes less than 501 Hours of Service. Solely for the purpose of determining whether a Break in Service has occurred, an Employee who is absent from work by virtue of (a) the Employee's pregnancy, (b) the birth of the Employee's child, (c) the placement of a child with the employee by adoption, (d) the caring for any such child for a period of up to one year immediately following such birth or placement, (e) Disability, (f) service in the armed forces of the United States during a period (including a post-discharge period) that entitles the Employee to reemployment rights guaranteed by law or (g) a leave of absence taken under the terms of the federal Family Medical Leave Act or applicable state family and medical leave act, shall be credited with up to 501 additional Hours of Service. Such additional Hours of Service in such period of absence shall be based on his or her regular work schedule immediately prior to such period; provided, however, that such additional Hours of Service shall be credited during the Plan Year in which the absence from work begins only if they would prevent a Break in Service from occurring for that year. In all other cases, the additional Hours of Service shall be credited during the immediately following Plan Year.

2.10 "Board" means the Board of Directors of the Company, as constituted from time to time.

2.11 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

2.12 "Company" means Amgen Inc., a Delaware corporation.

2.13 "Company Contributions" means Matching Contributions,
Nonelective Contributions, Qualified Nonelective Contributions and Qualified Matching Contributions.

2.14 "Company Stock" means shares of common stock issued by the Company.

2.15 "Company Stock Fund" means an Investment Fund primarily invested in Company Stock.
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2.16 "Compensation" is the term generally used under the Plan to describe the amount with respect to which Plan contributions are made and means an Eligible Employee's wages, salaries, fees for professional services, and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with any member of the Affiliated Group to the extent that the amounts are includable in gross income (including, but not limited to, commissions paid to salespersons, compensation for services on the basis of a percentage of profits, commissions on reimbursements or other expense allowances under a nonaccountable plan (as described in Treasury Regulation section 1.62-2(c)). "Compensation" shall be computed without regard to any election to reduce or defer salary under this Plan or any cafeteria plan under section 125 of the Code. "Compensation" shall not include: (a) any Company Contributions to this Plan or any other employee benefit plan for or on account of the Employee, except as otherwise provided in the preceding sentence; (b) the items described in Treasury Regulation section 1.415-2(d)(3), which, among other items, would exclude from compensation amounts realized from the exercise of a nonqualified stock option (or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture under section 83 of the Code) and amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; or (c) amounts in excess of the Compensation Limitation.

2.17 "Compensation Limitation" means the limitation in effect under section 401(a)(17) of the Code for the Plan Year. For purposes of applying the Compensation Limitation, the compensation of any of the 10 most highly compensated Highly Compensated Employees or any five-percent owner shall be determined by combining the compensation of the top-10 Highly Compensated Employee or five-percent owner with the compensation of any Employees who are family members of the top-10 Highly Compensated Employee or five-percent owner. (For purposes of this Section only, "family members" means an individual's spouse and any lineal descendants who have not attained age 19 prior to the end of the Plan Year.) If, as a result of the application of such family-aggregation rules, the Compensation Limitation is exceeded, then the limitation shall be prorated among the individuals in each family-aggregation group in proportion to each such individual's compensation, determined without regard to the application of the family-aggregation rules or the Compensation Limitation.

2.18 "Disability" means that the Participant is determined, under Title II or XVI of the Social Security Act, to have been disabled at the time of his or her termination of employment. In order for a Participant's Accounts to become fully vested on account of Disability pursuant to Sections 7.2 and 7.3 of the Plan, the Participant must submit evidence of the Social Security Administration's determination of disability to the Company prior to the distribution (or deemed distribution) of the Participant's Accounts.

2.19 "Eligible Employee" means an Employee described in Section 3.3.

2.20 "Employee" means an individual who (a) on the employee payroll of a member of the Affiliated Group or (b) is a "leased employee" (within the meaning of section 414(n) of the Code) with respect to a member of the Affiliated Group. "Employee" shall not include a nonresident alien who receives no earned income (within the meaning of section 911(b) of the Code) from a member of the Affiliated Group that constitutes income from sources within the United States (within the meaning of section 861(a)(3) of the Code).

2.21 "Employee Contributions" means Participant Elected Contributions and Rollover Contributions.

2.22 "ERISA" means the Employee Retirement Income Security Act of
1974 (P.L. 93-406), as amended.

2.23 "Excess Aggregate Contributions" which is a term used in specifying certain limitations on Plan contributions, is defined in
Section 14.7.

2.24 "Excess Contributions" which is a term used in specifying certain limitations on Plan contributions, is defined in Section
13.9.

2.25 "Excess Deferrals" which is a term used in specifying certain limitations on Plan contributions, is defined in Section 13.9.

2.26 "Family Member" which is a term used in specifying certain limitations on Plan contributions, is defined in Section 12.6.

2.27 "Five-Year Break in Service" means five or more consecutive one-year Breaks in Service.

2.28 "Forfeiture" is defined in Section 7.4.

2.29 "Fund" or "Investment Fund" means a separate fund in which contributions to the Plan are invested in accordance with Article 6.

2.30 "Hardship Withdrawal" is a partial distribution of a Participant's Account made while he or she is an Employee and in the limited circumstances described in Section 11.2.

2.31 "Highly Compensated Employee" is defined in
Article 12.

2.32 "Hour of Service" means:

     (a) Each hour for which an Employee is directly or indirectly paid, or entitled to payment, by a member of the Affiliated
     Group for the performance of services,

     (b) Each hour for which an Employee is directly or indirectly paid, or entitled to payment, by a member of the Affiliated Group on account of a period of time during which no services are performed (without regard to whether the employment relationship between the Employee and the member of the Affiliated Group has terminated) due to vacation, holiday, illness, incapacity, disability, layoff, jury duty, military duty or leave of absence with pay, and
     (c) Each hour for which an Employee is directly or indirectly paid, or entitled to payment of an amount as back pay (without regard to mitigation of damages) either awarded or agreed to by a member of the Affiliated Group.

     The foregoing notwithstanding:

           (1) No more than 501 Hours of Service shall be credited to an Employee under Subsection (b) or (c) above on account of any single continuous period of time during which no services are performed.

           (2) An hour for which an Employee is directly or indirectly paid or entitled to payment by a member of the Affiliated Group on account of a period during which no services are performed shall not constitute an Hour of Service hereunder if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workers' compensation, unemployment compensation or disability insurance laws.

           (3) Hours of Service shall not be credited for payments that solely reimburse an Employee for medical or medically related expenses.

           (4) The same Hour of Service shall not be credited to an Employee both under Subsection (a) or (b) and under Subsection
     (c).

           (5) The computation period to which Hours of Service determined under Subsection (b) or (c) are to be credited shall be determined under applicable federal law and regulations, including, without limitation, Department of Labor Regulation section 2530.200b-2(b), (c) and (d).

For purposes of applying the foregoing rules, salaried Employees are paid or entitled to payment for eight-hour workdays. The Company shall determine the number of Hours of Service, if any, to be credited to an Employee under the foregoing rules in a uniform and nondiscriminatory manner and in accordance with applicable federal laws and regulations, including, without limitation, Department of Labor Regulations section 2530.200- 2(b), (c) and (d).

2.33 "Normal Retirement Age" means the date on which a Participant attains age 65.

2.34 "Participant" means any person who elects to participate in the Plan as provided in Article 3.

2.35 "Participating Company" means the Company and any other member of the Affiliated Group that the Company has designated in writing as a Participating Company.

2.36 "Plan" means the Amgen Retirement and Savings Plan, as amended from time to time.

2.37 "Plan Benefit" means the Participant's Accounts under the Plan, to the extent vested.

2.38 "Plan Year" means the calendar year.

2.39 "QDRO" means a qualified domestic relations order (as defined in section 414(p) of the Code).

2.40 "Qualified Joint and Survivor Annuity" means an annuity for the life of the Participant with a survivor annuity for the life of his or her spouse that is not less than fifty percent (50%) nor more than one hundred percent (100%) of the amount of the annuity payable during the joint lives of the Participant and his or her spouse. The value of the Qualified Joint and Survivor Annuity shall be not less than the value of the Participant's nonforfeitable interest in his or her Account.

2.41 "Rollover Contribution" means an amount contributed to the Plan by an Eligible Employee pursuant to Section 4.5.

2.42 "Salary Deferral Agreement" means the agreement between the Participating Company and an Employee to reduce the Employee's
Compensation as provided for in Article 4.

2.43 "Section 414(s) Compensation" which is a term used in specifying certain limitations on Plan contributions, is defined in Section
13.9.

2.44 "Section 415 Compensation" which is a term used in specifying certain limitations on Plan contributions, is defined in Section
16.5.

2.45 "Section 415 Employer Group" which is a term used in specifying certain limitations on Plan contributions, is defined in Section
16.5.

2.46 "Single Life Annuity" means an annuity under which payments are made to a person for his or her life and cease upon his or her death.

2.47 "Top-Paid Group" which is used in the definition of the term
"Highly Compensated Employee", is defined in Section 12.6.

2.48 "Total Compensation" which is used in the definition of the term "Highly Compensated Employee", is defined in Section 12.6.

2.49 "Trust Agreement" means the trust agreement entered into pursuant to the Plan by the Company and the Trustee, as amended from time to time.

2.50 "Trustee" means the trustee or trustees appointed by the Company pursuant to the Plan to hold the assets of the Plan in trust, and any successor trustee(s) so appointed.

2.51 "Trust Fund" means the trust fund consisting of the assets of the Plan and maintained by the Trustee pursuant to the Plan and the Trust Agreement.

2.52 "Valuation Date" means the date on which the assets of the Plan are valued, determined in accordance with the Trust Agreement.

2.53 "Year of Service" means:

     (a) For purposes of vesting, (1) prior to April 1, 1985, each calendar year during which an Employee is credited with 1,000 Hours of Service and (2) on and after April 1, 1985, each Plan Year or portion thereof during which an Employee is credited with at least 1,000 Hours of Service; provided, however, that an Employee shall be credited with a Year of Service for the Plan Year from April 1, 1988 through December 31,1988 if he or she is credited with at least 1,000 Hours of Service during the 12-consecutive-month period from April 1,1988 through March 31,1989 and also shall be credited with a Year of Service for the Plan Year beginning January 1, 1989 if he or she is credited with at least 1,000 Hours of Service during such Plan Year.

     (b) For purposes of determining eligibility, the first "computation period" in which the Employee completes at least 1,000 Hours of Service. An Employee's initial computation period is the 12-consecutive-month period following the Employee's employment commencement date. If the Employee does not complete at least 1,000 Hours of Service during the first computation period, subsequent computation periods are each Plan Year, beginning with the Plan Year in which the first anniversary of the Employee's employment commencement date falls.

ARTICLE 3. ELIGIBILITY AND PARTICIPATION.

3.1 Eligibility to Participate. An individual hired or rehired as an Employee shall be eligible to become a Participant on the date he or she becomes an Eligible Employee or on any subsequent date.

3.2 Commencement of Participation. An individual who has satisfied the requirements for Plan participation and wishes to become a Participant shall follow the enrollment procedures prescribed by the Company and shall begin participating in the Plan as soon as administratively practicable after completion of the enrollment procedures.

3.3 "Eligible Employee" means an Employee of a Participating Company who is described in (a) or (b) and is not excluded under (c). An individual's status as an Eligible Employee shall be determined by the Company and its determination shall be conclusive and binding on all persons.

     (a) Regular Full-Time Employee. Unless excluded under (c) below, an individual classified by a Participating Company as a "regular full-time employee" is an Eligible Employee.

     (b) Regular Part-Time Employee. Unless excluded under (c) below, an individual classified by a Participating Company as a "regular part-time employee," including a temporary employee or intern, shall become an Eligible Employee upon completion of a Year of Service.

     (c) Excluded Employees. An Employee shall not be an Eligible Employee for any period in which he or she is:

           (1) Included in a unit of employees covered by a collective-bargaining agreement that does not provide that such Employee shall be eligible to participate in the Plan;

           (2) Employed by a non-U.S. subsidiary of the Company;

           (3) Not on the payroll of a Participating Company but is deemed, for any reason, to be an Employee; or

           (4) A "leased employee" (within the meaning of section
     414(n) of the Code) with respect to a Participating Company.

     (d) Eligibility After Break in Service. An Eligible Employee shall continue as an Eligible Employee so long as he or she remains employed by a Participating Company as a "regular employee" and has not had a Break in Service. If an Eligible Employee has a Break in Service, he or she shall again become an Eligible Employee upon satisfaction of the eligibility conditions described in this Section.

3.4 Suspension of Membership. A Participant's participation in the Plan shall be suspended for any period of time during which the
Participant:

     (a) Neither receives nor is entitled to receive any Compensation, including (without limitation) any leave of absence without pay; or

     (b) Does not qualify as an Eligible Employee but remains a Participant.

In accordance with Section 10.8 and 11.4, participation is also suspended for 12 months if a Participant defaults on a Plan loan or takes a Hardship Withdrawal. A Participant shall not make Participant Elected Contributions or receive any allocation of Company Contributions with respect to a period of suspended participation, but a suspended Participant's Accounts shall remain invested as a part of the Trust Fund and shall continue to share in the gains, income, losses and expenses of the Trust Fund.

3.5 Termination of Membership. A Participant's participation in the Plan shall terminate when his or her entire Plan Benefit has been distributed or on the date of his or her death, whichever occurs first. In the case of a Participant who is not entitled to a Plan Benefit, membership in the Plan shall terminate when the Participant ceases to be an Employee.

ARTICLE 4. EMPLOYEE CONTRIBUTIONS.

4.1 Participant Elected Contributions. Each Participant whose participation in the Plan is not suspended may make Participant Elected Contributions to the Trust Fund pursuant to a Salary Deferral Agreement that specifies the amount of the contribution. Subject to the limitations set forth in Section 4.4 and Articles 13-16, the amount of the Participant Elected Contributions shall be equal to any whole percentage of his or her Compensation, as the Participant shall elect, except that this whole percentage shall not exceed 15 percent of his or her Compensation. Participant Elected Contributions shall be made through payroll deductions from the Participant's Compensation. If a Participant elects to make Participant Elected Contributions, the contributions shall be deemed to be employer contributions to the Plan for federal income tax purposes and, to the extent permitted, for purposes of other federal, state and local taxes. A Participant's election to make Participant Elected Contributions shall constitute an election to have the Participant's taxable salary or wages from the Participating Company reduced by the amount of the Participant Elected Contributions.

4.2 Suspension, Change and Resumption of Participant Elected Contributions. A Participant may elect to suspend or change the rate of Participant Elected Contributions and, having elected to suspend Participant Elected Contributions, may elect to resume them. Any such election shall be made by following the procedures prescribed by the Company, which election shall be put into effect at the time prescribed by the Company's procedures.

4.3 Contributions to the Trustee. The Participating Companies shall forward all Employee Contributions to the Trustee, for investment in the Trust Fund, as soon as administratively possible after they were withheld. Employee Contributions shall be credited to each Participant's Accounts as provided in Sections 6.3 and 6.4.

4.4 Limits on Participant Elected Contributions. This Section briefly describes the rules that limit the amount of Participant
Elected Contributions that may be contributed to a Participant's
Account for the Plan Year or calendar year.

     (a) Compensation Limit. A Participant may not make further Participant Elected Contributions for the Plan Year once his or her Compensation reaches the Compensation Limitation.

     (b)   Annual Deferral Limit.  As is described in detail in
     Article 13, a Participant's Participant Elected Contributions, together with certain other elective deferrals, made during a calendar year may not exceed the Annual Deferral Limit, which is $9,500 for 1996.

     (c) Average Deferral Percentage Limit. As is described in detail in Article 13 and Article 15, Participant Elected Contributions may be returned to certain Participants who are Highly Compensated Employees in the event that the average deferral percentage test or multiple-use test is not met for the Plan Year.

     (d) Section 415 "Annual Additions" Limit. As is described in detail in Article 15, if amounts credited to a Participant's Accounts during the Plan Year, other than earnings and Rollover Contributions, exceed the lesser of $30,000 or 25% of the Participant's Section 415 Compensation, then Participant Elected Contributions may be returned to the Participant.

     (e) Prospective Limitations. In order to ensure compliance with the average deferral percentage test, the multiple-use test and the annual additions limit, at any time during the Plan Year and at its sole discretion, the Company may require any Participant to discontinue or reduce the rate of his or her Participant Elected Contributions. The Company may require the discontinuance or reduction in the rate of Participant Elected Contributions even if its actions may prevent a Participant from making the maximum Participant Elected Contributions allowed by law.

     (f) Nondeductible and Mistaken Contributions. As is described in detail in Section 5.6(e), Participant Elected
     Contributions that are not deductible by the Company or that are made by mistake are returned to the Company.

4.5  Rollover Contributions.  The Plan may receive Rollover
Contributions on behalf of an Eligible Employee if the following conditions are satisfied:

     (a)   The contribution is made entirely in the form of U.S.
     dollars; and

     (b) The Eligible Employee demonstrates to the Company's satisfaction that the contribution is a qualifying rollover contribution under section 402(c)(4), 403(a)(4) or 408(d)(3) of the Code.

If an Eligible Employee who is not a Participant makes a Rollover Contribution, then he or she shall be considered a Participant solely with respect to his or her Rollover Contribution Account until he or she becomes a Participant for all purposes pursuant to Article 3.

A Rollover Contribution shall be paid to the Company in a lump sum in cash and shall be credited to the Participant's Rollover Account.
The Participant may direct the investment of his or her Rollover Account by filing the specified investment election form in accordance with such rules as may be established by the Company.

ARTICLE 5. COMPANY CONTRIBUTIONS.

5.1  Matching Contributions.  Subject to the limitations of Section
5.6 and Articles 13-16, each Participating Company may, in its discretion, make Matching Contributions in an amount determined by the Participating Company. A Matching Contributions formula may limit the amount of Participant Elected Contributions that are taken into account for purposes of allocating Matching Contributions or may limit allocations of Matching Contributions to a specified group of

Participants; provided, however, that the Matching Contribution formula(s) shall not discriminate in favor of Highly Compensated Employees. A Matching Contribution shall be paid to the Trustee as soon as reasonably practicable after the pay period to which it relates and shall be allocated to the Accounts of Participants as provided in Section 6.5.

5.2  Nonelective Contributions.  Subject to the limitations Section
5.6 and Articles 13-16, each Participating Company may, in its discretion, make Nonelective Contributions in an amount determined by the Participating Company. The Company, in its sole discretion, may determine that the allocation of part or all of the Nonelective Contribution for a Plan Year shall be limited to the Nonelective Contribution Accounts of Participants who remain Eligible Employees on the last day of the relevant Plan Year. The Company may limit the amount of Compensation that is taken into account for purposes of allocating Nonelective Contributions, and it may determine that allocations of Nonelective Contributions shall be limited to a specified group of Eligible Employees; provided, however, that the Nonelective Contribution formula(s) shall not discriminate in favor of Highly Compensated Employees. For purposes of allocating such Nonelective Contributions for any Plan Year or other allocation period based on an Employee's Compensation, only Compensation attributable to periods in such Plan Year or other allocation period during which such Employee was an Eligible Employee shall be taken into account. A Nonelective Contributions shall be paid to the Trustee as soon as reasonably practicable following the close of the pay period to which it relates and shall be allocated to the Accounts of Participants as provided in Section 6.6.

Nonelective Contributions may include a Core Contribution equal to a specified percentage of Compensation to be made by the Company for each payroll period during the Plan Year.

5.3  Qualified Nonelective Contributions.  The Participating
Companies may make Qualified Nonelective Contributions pursuant to
Article 13.6.

5.4 Qualified Matching Contributions. The Participating Companies may make Qualified Matching Contributions in an amount determined by the Participating Company. The Participating Company may, in its sole discretion, limit the amount of Participant Elected Contributions that are taken into account for purposes of allocating Qualified Matching Contributions, or it may determine that allocations of Qualified Matching Contributions shall be limited to a specified group of Eligible Employees; provided, however, that the Qualified Matching Contribution formula(s) shall not discriminate in favor of Highly Compensated Employees. Qualified Matching Contributions shall be paid to the Trustee as soon as reasonably practicable following the date as of which they are allocated.

5.5 Investment of Company Contributions. The Trustee shall invest the Company Contributions it receives in accordance with Section 6.2.

5.6 Limits on Company Contributions. This Section briefly describes the rules that limit the amount of Company Contributions that may be contributed to a Participant's Account for the Plan Year.

     (a) Compensation Limit. A Company Contribution that is expressed as a percentage of a Participant's Compensation may not be based on Compensation in excess of the Compensation
     Limitation in effect for the Plan Year.

     (b) Average Contribution Percentage Limit. As is described in detail in Article 14 and Article 15, Matching Contributions, Qualified Matching Contributions or Qualified Nonelective Contributions may be returned to certain Participants who are Highly Compensated Employees in the event that the average contribution percentage test or multiple-use test is not met for the Plan Year.

     (c) Section 415 "Annual Additions" Limit. As is described in detail in Article 16, if amounts credited to a Participant's Accounts during the Plan Year, other than earnings and Rollover Contributions, exceed the lesser of $30,000 or 25% of the Participant's Section 415 Compensation, then Company Contributions may be returned to the Participant.

     (d) Prospective Limitations. In order to ensure compliance with the average contribution percentage test, the multiple-use test and the annual additions limit, at any time during the Plan Year and at its sole discretion the Company may reduce or discontinue allocations of Company Contributions to any Participant's Account. The Company may implement this reduction or discontinuance of allocations of Company Contributions even if its action may prevent a Participant from receiving the maximum allocations to his or her Account allowed by law.

     (e) Nondeductible or Mistaken Contributions. Any other provision of the Plan notwithstanding, Company Contributions and Participant Elected Contributions are conditioned upon their deductibility under section 404 of the Code and the qualification of the Plan under section 401(a) of the Code. If the deductibility of a Company Contribution or Participant Elected Contribution is denied, the amount for which a deduction is disallowed (reduced by any losses incurred with respect to such amount) shall be returned to the Participating Companies within one year after the disallowance of the deduction. If a Company Contribution or Participant Elected Contribution is made to the Plan by reason of a mistake of fact, the amount contributed by reason of such mistake (reduced by any losses incurred with respect to such amount) shall be returned to the Participating Companies within one year after the date such contribution was made.

ARTICLE 6. INVESTMENTS AND PARTICIPANTS' ACCOUNTS.

6.1 Investment Funds. All contributions to the Plan made pursuant to Articles 4 and 5 shall be paid to the Trust Fund established under the Plan. All such contributions shall be invested as provided under the terms of the Trust Agreement, which may include provision for the separation of assets into separate Investment Funds, including a Company Stock Fund.

6.2 Investment of Contributions. Employee Contributions and Company Contributions shall be apportioned among one or more of the Investment Funds as the Participant may specify according to the procedures prescribed by the Company; provided, however, that a Participant may direct a maximum of 50 percent of Employee Contributions, Rollover Contributions and Company Contributions to be invested in the Company Stock Fund. In the event that a Participant fails to make an investment election, contributions allocated to his or her Accounts shall be invested in accordance with procedures prescribed by the Company. A Participant may elect to change the investment instructions with respect to future contributions according to the procedures prescribed by the Company.

6.3 Participant Elected Contributions Account. A Participant's Participant Elected Contribution Account shall consist of his or her Participant Elected Contributions, adjusted to reflect transfers and withdrawals from such Participant Elected Contributions Account and earnings, gains, expenses and losses attributable to the Investment Fund(s) in which the contributions are invested.

6.4  Rollover Contributions Account.  A Participant's Rollover
Contributions Account shall consist of his or her Rollover
Contributions, adjusted to reflect transfers and withdrawals from such Rollover Contributions Account and earnings, gains, expenses and losses attributable to the Investment Fund(s) in which the contributions are invested.

6.5 Matching Contributions Account. A Participant's Matching Contributions Account shall consist of his or her Matching Contributions, adjusted to reflect transfers and withdrawals from such Matching Contributions Account and earnings, gains, expenses and losses attributable to the Investment Fund(s) in which the contributions are invested. Matching Contributions, determined under
Section 5.1, shall be allocated to the Matching Contributions Account of each Participant who is entitled to a Matching Contribution pursuant to Section 5.1. Matching Contributions shall be allocated as of the last day of the period for which the Participant received Compensation with respect to which the Matching Contribution is made.

6.6 Nonelective Contributions Account. A Participant's Nonelective Contributions Account shall consist of his or her Nonelective Contributions, adjusted to reflect transfers and withdrawals from such Nonelective Contributions Account and earnings, gains, expenses and losses attributable to the Investment Fund(s) in which the contributions are invested. The Nonelective Contribution of a Participating Company, determined under Section 5.2, shall be allocated to the Nonelective Contribution Accounts of each Participant who is an Eligible Employee of the Participating Company on the date as of which the Nonelective Contribution is allocated. The Nonelective Contribution of a Participating Company shall be allocated to each Participant entitled to an allocation of such Nonelective Contribution in the proportion that such Participant's

Compensation while he or she was an Eligible Employee bears to the Compensation while they were Eligible Employees of all Participants entitled to an allocation of the Participating Company's Nonelective Contribution. Allocations of Nonelective Contributions shall be made as of each payroll period.

6.7 Qualified Nonelective Contributions Account. A Participant's Qualified Nonelective Contributions Account shall consist of his or her Qualified Nonelective Contributions, adjusted to reflect transfers and withdrawals from such Qualified Nonelective
Contributions Account and earnings, gains, expenses and losses attributable to the Investment Fund(s) in which the contributions are invested.

6.8 Qualified Matching Contributions Account. A Participant's Qualified Matching Contributions Account shall consist of his or her Qualified Matching Contributions, adjusted to reflect transfers and withdrawals from such Qualified Matching Contributions Account and earnings, gains, expenses and losses attributable to the Investment Fund(s) in which the contributions are invested.

6.9 Transfers Among Investment Funds. A Participant may elect to reapportion the values of his or her Accounts among Investment Funds by properly following procedures prescribed by the Company. Prior to July 1, 1996, Participants may not elect to transfer amounts to the Company Stock Fund. On and after July 1, 1996, transfers into the Company Stock Fund shall be limited so that, after any such transfer, no more than 50% of the value of the Participant's aggregate Account is invested in the Company Stock Fund. For purposes of carrying out Investment Fund transfers, the value of the Accounts shall be determined as of the Valuation Date immediately preceding the Participant's transfer election.

6.10 Allocation of Investment Income. As soon as reasonably practicable after each Valuation Date, and within 90 days after the removal or resignation of the Trustee, the Trustee shall value the assets of the Trust Fund on the basis of fair market value as of the Valuation Date (or the day of resignation or removal of the Trustee if it is not a Valuation Date). Where separate Investment Funds have been established pursuant to Section 6.1, the Trustee shall value each such Investment Fund separately.

6.11 Account Statements. As soon as practicable after the last day of each Plan Year (and after such other dates as the Company may determine), there shall be prepared and delivered to each Participant a written statement showing the fair market value of his or her Accounts as of the applicable date and such other information as the Company may determine.

ARTICLE 7. VESTING OF PARTICIPANTS' ACCOUNTS.

7.1 100 Percent Vesting. A Participant's interest in all of his or her Participant Elected Contributions Account, Qualified Matching
Contributions Account, Qualified Nonelective Contributions Account and Rollover Contributions Account shall be 100% vested and nonforfeitable at all times.

7.2  Vesting of Matching Contributions Accounts.

     (a) If a Participant's employment with a member of the Affiliated Group is terminated after December 31, 1989 and before his or her Normal Retirement Age for any reason other than Disability or death, in addition to the amounts credited to the Accounts identified in Section 7.1, the Participant shall be entitled to an amount equal to the "vested percentage" of his Matching Contributions Account. Such vested percentage shall be determined in accordance with the following schedule.

                                     Vested
           Years of Service        Percentage

           Less than 1                 0%
           1 but less than 2          25%
           2 but less than 3          50%
           3 but less than 4          75%
           4 or more                  100%

     (b) In all events, a Participant's Matching Contributions Account shall be fully vested upon termination of his or her employment with the Company on or after attainment of his or her Normal Retirement Age or by reason of Disability or death.

7.3  Vesting of Nonelective Contributions Accounts.

     (a) In the case of (i) an individual who becomes an Employee prior to April 1, 1991 or (ii) an individual who is classified by the Company as a temporary employee during the month of March 1991 and who becomes an Employee on April 1, 1991, his Nonelective Contributions Account shall vest in accordance with the provisions of Section 7.2.

     (b) In the case of any individual who becomes an Employee on or after April 1, 1991 (other than a temporary employee described in clause (ii) of Section 7.3(a), he or she shall become fully vested in his or her Nonelective Contributions Account upon the earlier of his or her completion of five (5) Years of Service or his or her termination of employment on or after attainment of his or her Normal Retirement Age or by reason of Disability or death. If the employment of such a Participant terminates prior to his or her completion of five
     (5) Years of Service, attainment of Normal Retirement Age, Disability or death, he or she shall have no vested interest in his or her Nonelective Contributions Account.

7.4 Forfeitures. If a Participant ceases to be an Employee at a time when he or she is not yet fully vested in his or her Nonelective Contributions Account or Matching Contributions Account, the unvested amount of his or her Nonelective Contributions Account and Matching Contributions Account shall constitute a Forfeiture for the Plan Year in which employment terminated. Forfeitures shall be applied to reduce Nonelective Contributions and Matching Contributions for the Plan Year. If the Participant is rehired as an Employee, then the portion of his or her Nonelective Contributions Account or Matching Contributions Account that constituted a Forfeiture shall be reinstated to the Nonelective Contributions Account or Matching Contributions Account, as applicable, as of the close of the Plan Year in which the rehire occurs, but only if the Participant returns to the service of a Participating Company before incurring a Five Year Break in Service. To the extent that Forfeitures for the Plan Year in which the Participant is rehired are insufficient to reinstate the rehired Participant's Forfeiture, then the appropriate Participating Company shall make a special contribution in the amount required to reinstate the Forfeiture. In the case of a Participant who was not fully vested at the time of his or her termination of employment, receives a distribution out of his or her vested Account balance and subsequently returns to a Participating Company's service before incurring a Five Year Break in Service, a separate account for the Participant's remaining interest in the Plan as of the time of the distribution shall be maintained. At any time, the Participant's vested interest in such account shall be an amount "X" determined in accordance with the following formula:

X = P(AB + D) - D

For purposes of such formula, "P" is the vested percentage at the relevant time; "AB" is the account balance at the relevant time and "D" is the amount of the prior distribution.

In the event a Participant's service with a Participating Company terminates and no payment of the Participant's nonforfeitable interest is made, the forfeitable amount of the Participant's interest shall be forfeited after the Participant has incurred a Five Year Break in Service, as of a Valuation Date determined in a uniform and consistent manner by the Company. In the event the Participant returns to the service of a Participating Company before incurring a Five Year Break in Service, the Participant's Account shall exist as though no forfeiture had taken place.

7.5  Vesting on Reemployment.

     (a) Years of Service completed prior to any Break in Service shall not be counted in determining a Participant's nonforfeitable interest under the Plan if, at the time of the earlier termination of employment, the Participant did not have any nonforfeitable interest under the Plan to an accrued benefit derived from Nonelective Contributions or Matching Contributions and the number of the Participant's consecutive one-year Breaks in Service equals or exceeds the greater of five (5) or the aggregate number of his Years of Service prior to such Break in Service.

     (b) In the case of a Participant who incurs a Five Year Break in Service, Years of Service completed by such Participant after the Five Year Break in Service shall not be counted to increase the Participant's nonforfeitable interest in his or her Account as determined prior to the Five Year Break in Service.

7.6 Determination of Account Balance. Whenever a Participant or his or her Beneficiary is entitled to receive the entire amount or a percentage of his or her Account balance, the amount of such balance (including the value of any Company Stock held in his or her Account) shall be the amount in (or value of) such Account as of the Valuation Date immediately preceding the date of distribution.

7.7 Lost Participant or Beneficiary. In the event that a Beneficiary or Participant cannot be located at the time a benefit is payable from the Plan to him or her then, at the close of the 12-consecutive-month period following the date on which the amount became payable, the amount shall be treated as a Forfeiture. Such a Forfeiture shall nevertheless be reinstated, without interest, if the Participant or Beneficiary subsequently is located and makes a valid claim for the benefit.

ARTICLE 8. DISTRIBUTION OF PLAN BENEFIT.

8.1 General Rule. All distributions under the Plan shall be made in accordance with the Treasury Regulations under section 401(a)(9) of the Code, including Treasury Regulation section 1.401(a)(9)-2 or its successor. Such regulations are incorporated in the Plan by reference and shall override any inconsistent provisions of the Plan.

8.2 Events Permitting Distribution. No distribution may be made of any amounts credited to a Participant's Account except:

     (a) After the Participant's death, Disability or termination of employment for any other reason;

     (b)   On or after termination of the Plan, provided that
     (i) neither the Participating Company nor any Affiliate of the Participating Company maintains a successor defined contribution plan (other than an employee stock ownership plan) and (ii) the Participant's distribution is made in the form of a lump sum;

     (c) On or after the disposition, to an entity that is not an Affiliate of the Participating Company, of substantially all of the assets used by the Participating Company in a trade or business, but only with respect to a Participant who continues employment with the entity acquiring such assets, and provided that (i) the Participant's distribution is made in the form of a lump sum and (ii) the Participating Company continues to maintain the Plan following such disposition;

     (d) On or after the disposition, to an entity that is not an Affiliate of the Participating Company, of the interest of the Participating Company or an Affiliate of the Participating Company in a subsidiary, but only with respect to a Participant who continues employment with such subsidiary, and provided that
     (i) the Participant's distribution is made in the form of a lump sum and (ii) the Participating Company continues to maintain the Plan following such disposition; or

     (e) As required by applicable law or in connection with a QDRO, as provided in Article 9, or an in-service withdrawal, as provided in Article 11.

8.3  Time of Distribution.

     (a) Except as provided in Sections 8.5, 8.8 and 8.10, and unless a Participant elects otherwise, the distribution of a Participant's Plan Benefit under Section 8.6 shall occur or commence not later than sixty (60) days after the close of the Plan Year in which occurs the later of (i) the Participant's attainment of Normal Retirement Age or (ii) the Participant's termination of employment. If distribution of a Participant's Plan Benefit has not yet occurred, on or about nine (9) months before the Participant's Normal Retirement Date, the Company shall furnish the Participant with a written explanation of the terms, conditions and forms of distributions available from the Plan including, where applicable, a general description of the Lifetime Annuity (as defined in Section 8.7), and with a description of the procedures for electing a form of distribution.

     (b) A Participant may elect to receive or commence receipt of his or her Plan Benefit at any reasonable time after termination of employment. If the Participant elects, distribution shall in any event commence not later than one (1) year after the end of the Plan Year (i) in which he or she terminates employment after attaining Normal Retirement Age or due to Disability, or
     (ii) which is the fifth Plan Year following the Plan Year in which he or she otherwise terminates employment (except by reason of his or her death). An election under this Subsection must be made in writing, must be made not more than ninety (90) days before the date the distribution is to occur or commence and must not be made before the Participant receives a written notice describing the material features and explaining the relative values of the optional forms of benefit available under the Plan, in a manner that would satisfy the notice requirements of Section 417(a)(3) of the Code. Not less than thirty (30) days and not more than ninety (90) days before the Participant's distribution is to occur or commence, the Company shall provide the Participant with such a written notice, which also shall inform the Participant of his or her right (if applicable) to defer receipt of his distribution until Normal Retirement Age.

8.4 Amount of Plan Benefit. A Participant's Plan Benefit shall consist of the Participant's entire interest in his or her Accounts, to the extent vested.

8.5 Latest Time of Distribution. In no event shall a Participant's Plan Benefit be distributed later than the April 1 next following the calendar year in which the Participant attained age 70 1/2, whether or not the Participant is then an Employee.

8.6  Forms of Distribution.

     (a) A Participant's Plan Benefit shall be distributed in any of the following forms that he or she elects; provided, however, that only a Participant who has an Hour of Service prior to April 1, 1996 may elect a Lifetime Annuity described in Paragraph (5):

           (1) A single sum cash distribution.

           (2) A single sum distribution in full shares of Company Stock (with the value of any fractional share paid in cash).

           (3) A single sum distribution paid in a combination of cash and full shares of Company Stock.

           (4) Cash installments paid at least annually over a period certain not exceeding the life expectancy of the Participant or the joint life expectancy of the Participant and his or her designated Beneficiary. All life expectancies shall be determined not later than the date when payments commence and shall not be redetermined thereafter. The amount of each installment payment shall be determined by dividing the remaining years in the period certain by the value of the Participant's Account.

           (5) Subject to the provisions of Section 8.7, a nontransferable annuity contract that provides for annuity payments at least annually over the lifetime of the Participant or the joint lifetimes of the Participant and his or her designated Beneficiary, and that may provide for a "period certain" feature (a "Lifetime Annuity")."

     (b) If, by the time for the distribution of a Participant's Plan Benefit in accordance with the foregoing provisions of this
     Article 8, the Participant has not made any election as to the form of the distribution, payment of his or her Plan Benefit shall be made in the form of a single sum cash distribution.

     (c) To the extent that a distribution is to be made in a number of shares of Company Stock that exceeds the number of shares in the Participant's Account under the Company Stock fund, amounts in one or more other Investment Funds comprising the Participant's Account shall be applied to purchase the required additional shares of Company Stock at their fair market value at the time of purchase.

8.7 Lifetime Annuities. This Section shall apply to any Participant with an Hour of Service prior to April 1, 1996, who elects a Lifetime Annuity. The Plan Benefit of a Participant who elects to receive a Lifetime Annuity, as provided in Section 8.6(a)(5) above, shall be distributed to the Participant in the applicable form of annuity described in Subsection (a) below, unless, prior to the Annuity Starting Date (as defined in Subsection (d) below) with respect to such Lifetime Annuity distribution, the Participant elects to waive such Lifetime Annuity, in which case he or she may elect any other form of distribution provided under Section 8.6. A married Participant may waive the Qualified Joint and Survivor Annuity once he or she elects a Lifetime Annuity only as provided in Subsection (b) below. If the Participant dies before his Annuity Starting Date, the provisions of Section 8.9 shall apply.

     (a)   Lifetime Annuity Forms.

           (1) In the case of a Participant who is legally married on the Annuity Starting Date, the normal form of Lifetime Annuity that applies shall be a Qualified Joint and Survivor Annuity.

           (2) In the case of a Participant who is not married on the Annuity Starting Date, the normal form of Lifetime Annuity that applies shall be a Single Life Annuity.

     (b)   Waiver of Lifetime Annuity.

           (1) Not more than ninety (90) days before the Annuity Starting Date, a married Participant who elects to receive a Lifetime Annuity may elect to waive the Qualified Joint and Survivor Annuity form of benefit and to receive payment instead in one of the other forms specified in Section 8.6(a)(1)-(4) or as a Single Life Annuity. If the Participant elects the form of benefit in Section 8.6(a)(4), he or she also may designate a Beneficiary other than his or her spouse to receive any benefits payable following his or her death. A Participant may revoke any election previously made under this Subsection and may make a new election hereunder any number of times before the Annuity Starting Date. A Participant's election or revocation under this Subsection shall be in writing.

           (2) An election by a Participant who elects to receive a Lifetime Annuity to waive the Qualified Joint and Survivor Annuity shall not be valid unless the Participant has received the notice and explanation described in Subsection (c) below and the spouse of the Participant consents in writing to such election in a manner that satisfies the spousal consent requirements set forth in Section 8.13, provided that the Participant's election also must designate a specific alternative form of benefit (as well as a Beneficiary) that may not be changed without further spousal consent (unless expressly permitted by the spouse's consent or a prior consent). Spousal consent is not required in order for a Participant to reinstate an election to receive a Qualified Joint and Survivor Annuity, but is required for any subsequent revocation of the election.

     (c) Notice and Explanation Requirements. Not more than ninety (90) and not less than thirty (30) days before the Annuity Starting Date, the Company shall notify the Participant in writing of his or her right to elect to waive the normal form of Lifetime Annuity. Such written notification shall include:

           (1) An explanation of the terms and conditions of the normal form of Lifetime Annuity, including the circumstances under which it will be provided if no election is made to waive such form of benefit;

           (2) A statement of the Participant's right to make an election to waive the normal form of Lifetime Annuity and an explanation of the effect of such an election;

           (3) A statement of the Participant's right to revoke an election to waive the normal form of Lifetime Annuity and an explanation of the effect of such a revocation;

           (4) A statement of the right, if any, of the Participant's spouse to consent to the Participant's election to waive the normal form of Lifetime Annuity and to the Participant's designation of an alternative form of benefit or Beneficiary;

           (5) A general explanation of the relative financial impact of an election to waive the normal form of Lifetime Annuity;

           (6) A general description of the material features
     (including eligibility conditions) and an explanation of the relative values of the alternative forms of benefit available under the Plan; and

           (7) A statement regarding the availability of the additional information described below in this Subsection (c).

Within thirty (30) days after receipt of a timely written request from the Participant for additional information, the Company shall provide the Participant with a written explanation, in nontechnical language, of the terms and conditions of the alternative forms of benefit available under the Plan and the financial effect (in terms of dollars per monthly payment) upon the Participant's monthly benefit in case of an election to waive the normal form of Lifetime Annuity and receive an alternative form of benefit.

     (d) Definition of Annuity Starting Date. For purposes of this Article, the term "Annuity Starting Date" shall mean the first day of the first period for which an amount is paid as an annuity or, in the case of a benefit not payable as an annuity, the first day on which all events have occurred that entitle the Participant (or, if applicable, a Beneficiary) to receive or commence receipt of the benefit.

8.8 Time of Distribution of Death Benefit. If a Participant dies before receiving his or her Plan Benefit, then the Participant's Beneficiary shall be entitled to receive the Plan Benefit pursuant to this Section 8.8. (Section 8.12 provides that the surviving spouse of a married Participant shall be his or her Beneficiary, unless the Participant, with the spouse's consent, has otherwise elected prior to his or her death.) The Participant's Plan Benefit shall be distributed to the Participant's Beneficiary no later than 12 months after the Participant's death. If, however, a married Participant has elected to receive his or her Plan Benefit in the form of a Lifetime Annuity in accordance with Section 8.6(a)(5) and Section 8.7 (and has not subsequently waived such Lifetime Annuity) and then dies before the Annuity Starting Date (as defined in Section 8.7(d)) with his or her spouse surviving him or her, and if the value of the Participant's entire vested Plan Benefit exceeds $3,500, the distribution shall not occur or commence until the Participant would have attained (if not dead) the later of Normal Retirement Age, unless an earlier distribution is elected by the surviving spouse.
In this event, the Participant's surviving spouse may elect to receive or commence receipt of the Participant's death benefit at any reasonable time after the Participant's death. Such an election must be made in writing not more than ninety (90) days before the date the distribution is to occur or commence. For this purpose, if the Participant's vested Plan Benefit at the time of any distribution or withdrawal exceeded $3,500, the value of his or her vested Plan Benefit at all times thereafter will be deemed to exceed $3,500.

8.9  Distribution of Death Benefit.

     (a) Notwithstanding any Beneficiary designation that may be to the contrary, if a Participant who has elected to receive a Lifetime Annuity (and who has not subsequently waived such Lifetime Annuity in accordance with Section 8.7(b)) dies before the Annuity Starting Date with respect to such Lifetime Annuity, and if he or she is married at the time of his or her death, the vested balance in his or her Account shall be applied toward the purchase of a Single Life Annuity for the Participant's surviving spouse.

     (b) Except as provided in Subsection (a) above, if a Participant dies before the Annuity Starting Date (i.e., with respect to any form of distribution specified in Section 8.6(a)(1)-(4), the vested balance in his or her Account shall be distributed to his or her Beneficiary in such form as such Beneficiary may elect from among the alternatives specified in
     Section 8.6(a)(1)-(3). In the absence of an election by the Beneficiary, payment shall be made in the form designated by the Participant, or, if none, in a single sum cash distribution.

     (c) If a Participant dies after the Annuity Starting Date with respect to the form of distribution in effect under Section 8.6, the remaining amounts that had not yet been distributed under such form of distribution, if any, shall be paid to the Participant's Beneficiary in accordance with the applicable terms of such distribution method. In the case of a distribution in the form of an annuity contract (including a Lifetime Annuity) under Section 8.6(a)(4) or (5), the amount and timing of death or survivor benefit payments, if any, shall be as determined under such annuity contract.

8.10 Small Benefits: Lump Sum. Any other provision of this Article 8 notwithstanding, if the value of a Participant's entire Plan Benefit equals $3,500 or less (including a Plan Benefit of $0) before the first payment of the Plan Benefit is made, then the Plan Benefit shall be paid (or deemed paid if the Plan Benefit is $0) as soon as reasonably practicable after the Participant's termination of employment to the Participant (or to his or her Beneficiary in the case of the Participant's death) in a single lump sum in cash.

8.11 Direct Rollovers.  A "Distributee" who is a Participant, an
Alternate Payee under a QDRO or a Beneficiary who is a deceased

Participant's surviving spouse may elect to have a distribution of a Plan Benefit paid directly to the Eligible Retirement Plan (defined in Subsection (a) below) specified by the Distributee in a Direct Rollover, except to the extent that the distribution is not an Eligible Rollover Distribution (defined below in Subsection (b)).

     (a) Definition of Eligible Retirement Plan. An Eligible Retirement Plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to a Beneficiary who is the Participant's surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

     (b)   Definition of Eligible Rollover Distribution.  An
     Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: (1) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of 10 years or more; (2) any distribution to the extent the distribution is required under section 401(a)(9) of the Code; and (3) the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

8.12 Beneficiary. Subject to Section 8.13, a Participant's Beneficiary shall be the person(s) so designated by the Participant. If the Participant has not made an effective designation of a Beneficiary, or if the named Beneficiary is not living when a distribution is to be made, then (a) the then-living spouse of the deceased Participant shall be the Beneficiary or (b) if none, the then-living children of the deceased Participant shall be the Beneficiaries in equal shares or (c) if none, the then-living parents of the deceased Participant shall be the Beneficiaries in equal shares, or (d) if none, the then-living brothers and/or sisters of the deceased Participant shall be the Beneficiaries in equal shares, or (e) if none, the estate of the Participant shall be the Beneficiary. The Participant may change his or her designation of a Beneficiary from time to time. Any designation of a Beneficiary (or an amendment or revocation thereof) shall be effective only if it is made according to the procedures prescribed by the Company and is received by the Participating Company prior to the Participant's death.

8.13 Spousal Consent Needed to Name a Nonspouse Beneficiary. Any other provision of the Plan notwithstanding, in the case of a married Participant, any designation of a person other than his or her spouse as Beneficiary shall be effective only if the spouse consents in writing to the designation. The spouse's consent shall be witnessed by a notary public or, if permitted by the Company, by a representative of the Plan. A consent to a designation of a particular Beneficiary, once given by the spouse, shall not be revocable by that spouse. The designation of a particular Beneficiary may not be changed without further spousal consent (unless the consent or a prior consent expressly permits designations by the Participant without any requirement of further consent by the spouse). However, a designation of Beneficiary made by a Participant and consented to by the spouse may be revoked by the Participant in writing without the consent of the spouse at any time prior to the Annuity Starting Date. Any new election must comply with the requirements of this section. The spouse's consent shall not be required if the Participant establishes to the Company's satisfaction that the spouse's consent cannot be obtained because the spouse cannot be located or because of other reasons deemed acceptable under applicable regulations. The Company may require such evidence of the right of any person to receive payment under this Section as the Company may deem advisable. The Company's determination of the right under this Section of any person to receive payment shall be conclusive.

8.14 Determination of Marital Status. Whether a Participant is married shall be determined by the Company as of the date when distribution is to be made.

8.15 Incapacity. If, in the Company's opinion, a Participant or Beneficiary for any reason is incompetent or becomes unable to handle properly any property distributable to him or her under the Plan, then the Company may make any arrangements that it determines to be beneficial to the Participant or Beneficiary for the distribution of such property on his or her behalf, including (without limitation) the distribution of such property to the guardian, conservator, spouse or dependent(s) of the Participant or Beneficiary.

ARTICLE 9. DISTRIBUTION TO AN ALTERNATE PAYEE UNDER A
           QDRO; FREEZING PARTICIPANT ACCOUNTS

9.1  Immediate Distribution.

     (a) Any distribution to an Alternate Payee of all or some portion of a Participant's Participant Elected Contributions Account, Qualified Nonelective Contributions Account, Qualified Matching Contributions Account and Rollover Account pursuant to a domestic relations order, including any interest in a Participant's Accounts awarded to an Alternate Payee by a domestic relations order, may be made as soon as reasonably practicable after the order is determined to be a QDRO, if:

           (1) The QDRO specifies such time of distribution; or

           (2) The Alternate Payee has consented in writing to such time of distribution.
     The foregoing notwithstanding, any distribution of all or some portion of Participant's Participant Elected Contributions

     Account, Qualified Nonelective Contributions Account, Qualified Matching Contributions Account and Rollover Account (as applicable) shall be made as soon as practicable after the order is determined to be a QDRO in the event that a distribution of Participant's Matching Contributions Account and Nonelective Contributions Account (as applicable) is otherwise required to be distributed to the Alternate Payee under Section 9.1(b). If such a distribution is not required to be made under Section 9.1(b), then a separate Participant Elected Contributions Account, Qualified Nonelective Contributions Account, Qualified Matching Contributions Account and Rollover Account (as applicable) will be established for the Alternate Payee pursuant to Section 9.2 and distributed to Alternate Payee as required under Section 9.5.

     (b) Any distribution to an Alternate Payee of all or some portion of a Participant's Matching Contributions Account and Nonelective Contributions Account pursuant to a domestic relations order, including any interest in a Participant's Account awarded to an Alternate Payee by a domestic relations order shall be made in the cases described below, as soon as practicable after such order is determined to be a QDRO:

           (1) Participant is 100% vested in Participant's Matching Contributions Account and Nonelective Contributions Account;

           (2) Alternate Payee consents in writing to such time of distribution and the amount or percentage assigned or distributable to Alternate Payee by the QDRO can be paid in full notwithstanding the fact that Participant is not then 100% vested in Participant's Matching Contributions Account and Nonelective Contributions Account (as applicable); or

           (3) The QDRO provides for such distribution and the amount or percentage assigned or distributable to Alternate Payee can be paid in full notwithstanding the fact that Participant is not then 100% vested in Participant's Matching Contributions Account and Nonelective Contributions Account.

9.2 Alternate Payee Accounts. In all cases where Section 9.1 above is not applicable, separate "Alternate Payee Accounts" shall be established for the Alternate Payee at such time as the Company shall determine. The portion of each of the Participant's Accounts that was assigned or made payable to the Alternate Payee by the QDRO shall be transferred to such Alternate Payee Accounts. Unless the QDRO otherwise provides, the transfers to the Alternate Payee Accounts shall be made pro rata from the Participant's Accounts. Alternate Payees may change the investment of their Alternate Payee Accounts pursuant to Section 6.9. Alternate Payees may not take loans or make withdrawals from their Alternate Payee Accounts under Articles 10 and
11. Alternate Payees may not make any contributions to their Alternate Payee Accounts.

9.3 Freezing Participant Accounts. If the Plan Administrator receives a notice of adverse claim (other than a domestic relations order) against a Participant's Accounts by a potential Alternate

Payee, then the Plan Administrator shall "freeze" all or a portion of the Participant's Accounts for a period of up to 90 days from the date the Participant requests a loan, withdrawal or distribution, to permit the potential Alternate Payee or the Participant (or both) to obtain a domestic relations order. If the Plan Administrator receives a domestic relations order, the Plan Administrator shall freeze all or a portion of the Participant's Accounts for a period of up to 18 months from the date the Participant requests a loan, withdrawal or distribution, to permit the Alternate Payee or the Participant (or both) to obtain a QDRO. To the extent that an Account is frozen, no loans, withdrawals or distributions are permitted.

9.4 Death of Alternate Payee. In all cases, if Alternate Payee dies prior to the time that Alternate Payee has received all or any portion of the benefits assigned Alternate Payee by a QDRO, the benefits shall be paid to the Beneficiary(ies) designated by Alternate Payee on forms provided by the Plan Administrator for this purpose. If Alternate Payee has not made an effective designation of Beneficiary or if the designated Beneficiary is not living when a distribution is to be made, the entire balance in his or her Alternate Payee Accounts shall be distributed to his or her estate (unless the QDRO otherwise provides).

9.5 Distributions From Alternate Payee Accounts. Distributions to Alternate Payees from their Alternate Payee Accounts shall be made as soon as reasonably practicable after the earliest of:

     (a) The date on which the Alternate Payee is 100% vested in his or her Accounts;

     (b) The date the Participant terminates employment for any reason; or

     (c) The date when the Participant's remaining Plan benefit is distributed pursuant to Article 8.

ARTICLE 10.LOANS.

10.1 Amount of Loan. A Participant may obtain a cash loan from his or her Accounts if he or she is an Employee who is not on a leave of absence at the time of the loan and his or her Plan participation is not suspended pursuant to Section 3.4. The minimum amount of any such loan shall be $1,000 at the time the loan is elected. No loan shall be granted under the Plan if such loan, when aggregated with the Participant's outstanding loans under any other qualified plans maintained by any member of the Affiliated Group, would exceed the lesser of:

     (a) $50,000, less the amount by which such aggregate balance has been reduced through repayments during the period of 12 months ending on the day before the new loan is made; or

     (b) One-half of the Participant's vested interest in his or her Accounts.

10.2 Terms of Loans.

A loan to a Participant shall be made on such terms and conditions as the Company may determine, provided that the loan shall:

     (a) Be evidenced by a promissory note signed by the Participant and secured by one-half of the value of his or her Accounts, to the extent vested (regardless of the amount of the loan or the source of the loan funds);

     (b) Bear interest at a fixed rate commensurate with the interest rates charged by major financial institutions for similar loans;

     (c) Provide for level amortization over its term with payments at monthly or more frequent intervals, as determined by the Company;

     (d) Provide for loan payments (1) to be withheld whenever possible through periodic payroll deductions from the Participant's compensation from any member of the Affiliated
     Group or (2) to be paid by check or money order whenever payroll withholding is not possible;

     (e)   Provide for repayment in full on or before the earlier of
     (1) the date when the Participant severs from all employment with any member of the Affiliated Group or (2) the date (A) five years after the loan is made or (B) 20 years after the loan is made if the loan is used to acquire a dwelling unit which within a reasonable time is to be used as the Participant's principal residence;

     (f) Provide that a Participant may not receive any distribution from any of his or her Accounts under Article 8 or 11 until the loan obligation is repaid, except to the extent that all or any part of such distribution is used to repay the outstanding balance of the loan; and

     (g) Provide that a Participant's Accounts may not be applied to the satisfaction of the Participant's loan obligations before the Accounts become distributable under Article 8, unless the Company determines that the loan obligations are in default because a periodic payment is more than 60 days past due and takes such actions as the Company deems necessary or appropriate to cause the Plan to realize on its security for the loan. Such actions may include (without limitation) an involuntary withdrawal from the Participant's Accounts, whether or not the withdrawal would be permitted under Article 11 on a voluntary basis; provided that an involuntary withdrawal attributable to Company Contributions made with respect to Plan Years that ended less than 24 months prior to the date of the withdrawal (adjusted to reflect any earnings, appreciation or losses attributable to Company Contributions) or attributable to Participant Elected Contributions shall be permitted only to the extent that the hardship requirements of Code section 401(k)(2)(B)(i)(IV) and of sections 1.401(k)-1(d)(2)(ii) and

     1.401(k)-1(d)(2)(iii)(A) of the Treasury Regulations are met. The Company may take such other action as it deems necessary to recover the balance of a loan secured by the Participant's Accounts. If an involuntary withdrawal occurs (or would have occurred if permitted under this Section, the Participant shall not be permitted to obtain a loan under the Plan thereafter.

10.3 Company Consent

The Company, in its sole discretion, may withhold its consent to any loan under this Article or may consent only to the borrowing of a part of the amount requested by the Participant. The Company shall act upon requests for loans in a uniform and nondiscriminatory manner, consistent with the requirements of section 401(a), section 401(k) and related provisions of the Code.

10.4 Source of Loans

If a Participant requests and is granted a loan, a Loan Account shall be established for the Participant. The Loan Account shall be held by the Trustee as part of the Loan Fund. The amount of the loan shall be transferred to the Participant's Loan Account from the Participant's other Accounts and shall be disbursed from the Loan Account. The promissory note executed by the Participant shall be held by the Trustee (or by the Company as agent of the Trustee) and the promissory note shall be treated as an investment of the Participant's Loan Account.

10.5 Disbursement of Loans

A Participant may request a loan by completing the loan request procedures prescribed by the Company. A loan shall be disbursed as soon as reasonably practicable after the date on which the Company (or its agent) receives the loan request (subject to the Company's consent).

10.6 Loan Fees

A Participant who obtains a loan under this Article shall be required to pay such fees as the Company may impose in order to defray the cost of administering loans from the Plan.

10.7 Valuation Date

For purposes of this Article, the value of a Participant's Accounts shall be determined as of a Valuation Date within a reasonable period, not generally to exceed 30 days, on or after the date on which the Company (or its agent) receives the prescribed loan request.

10.8 Loan Payments and Defaults. Principal and interest payments on a Participant's loan shall be credited initially to the Participant's Loan Account and shall be transferred as soon as reasonably practicable thereafter to the Participant's other Accounts in the ratio specified by the Participant under Section 6.2 for the investment of future contributions. Any loss caused by nonpayment or other default on a Participant's loan obligations shall be borne solely by that Participant's Accounts. If a Participant defaults on a Plan loan, both his or her participation and ability to obtain a Plan loan shall be suspended for 12 months. The consequences of suspension from participation in the Plan are described in Section 3.4.

ARTICLE 11.WITHDRAWALS WHILE EMPLOYED

11.1 Age 59 1/2 and Disability Withdrawals; Withdrawals from Rollover
Account.

     (a) A Participant who is an Employee may withdraw up to the full amount of his or her Rollover Account.

     (b) A Participant who is an Employee and who has attained age 59 1/2 may withdraw up to the full amount of his or her vested Accounts.

     (c) A Participant who is an Employee and who is Disabled may withdraw up the full amount of his or her vested Accounts.

11.2 Hardship Withdrawals. A Participant who is an Employee may take a Hardship Withdrawal of all or any portion of his or her previously unwithdrawn Employee Contributions and earnings thereon accrued prior to January 1, 1988. A Hardship Withdrawal may be made only if the Company determines that it is required on account of one or more of the following Hardships:

     (a) The construction or purchase (excluding mortgage payments) of a principal residence of the Participant;

     (b) The payment of tuition and related educational fees for up to 12 months of post-secondary education for the Participant or his or her spouse, children or dependents;

     (c)   The payment of medical expenses described in section
     213(d) of the Code incurred by the Participant or the Participant's spouse or dependents, or to obtain medical care giving rise to such expenses;

     (d) The payment of expenses incurred by the Participant for the funeral of a family member;

     (e) The prevention of the eviction of the Participant from his or her principal residence or foreclosure on a mortgage on the Participant's principal residence; or

     (f) A financial need that has been identified as a deemed immediate and heavy financial need in a ruling, notice or other document of general applicability issued under the authority of the Commissioner of Internal Revenue.

     For purposes of this Section, the term "dependent" shall be defined as set forth in Section 152 of the Code.

11.3 Amount of a Hardship Withdrawal.   The maximum amount of a
Hardship Withdrawal is the amount necessary to satisfy the immediate and heavy financial need caused by the Hardship, including amounts necessary to pay taxes or penalties that the Company determines may be reasonably anticipated to result from the Hardship Withdrawal.
The determination of the amount of a permitted Hardship Withdrawal is made by the Company only after the Participant has obtained all withdrawals and distributions, other than hardship withdrawals, and all nontaxable loans under all plans maintained by the Affiliated Group.

11.4 Consequences of a Hardship Withdrawal.   The following
consequences shall follow a Participant's Hardship Withdrawal:

     (a) Plan participation and all employee before-tax and after-tax employee contributions to the Plan and other qualified and nonqualified deferred compensation plans sponsored by members of the Affiliated Group shall be suspended for a period of 12 months. The consequences of suspension from the Plan are described in Section 3.4.

     (b) For the calendar year following the Hardship Withdrawal, the maximum amount of Participant Elected Contributions and all other before-tax employee contributions to qualified retirement plans sponsored by members of the Affiliated Group shall be limited to the applicable limit under section 402(g) of the Code for that calendar year ($9,500 for 1996), minus the amount of the Participant's Participant Elected Contributions and all other before-tax employee contributions to qualified retirement plans sponsored by members of the Affiliated Group for the calendar year of the Hardship Withdrawal.

11.5 Valuation Date. For purposes of this Article, the value of a Participant's Accounts shall be determined as of the Valuation Date preceding the date on which the withdrawal is to be paid.

11.6 Source of Withdrawals. Withdrawals shall be paid from the affected Accounts. If more than one Account is available to pay the withdrawal because the Participant elected to invest in more than one Investment Fund, the withdrawal shall be made from the subaccount(s) designated by the Participant, subject to such ordering restrictions as the Company may adopt.

11.7 Payment of Withdrawals. A Participant may request a withdrawal by following the procedures prescribed by the Company. A withdrawal shall be paid as soon as reasonably practicable after the date on which the Company receives the prescribed withdrawal request.
Withdrawals shall be paid only in cash.

11.8 Limitations on Withdrawals. A Participant shall not be permitted to make more than one withdrawal under this Article in any period of six consecutive months; provided, however, that withdrawals made at the same time shall be considered a single withdrawal.

ARTICLE 12.HIGHLY COMPENSATED EMPLOYEE DEFINITION.

12.1 Determining the Highly Compensated Employee Group. As a general rule, an individual is deemed to be a Highly Compensated Employee for any Plan Year if the individual is an active Employee who, during the look-back year:

     (a) Received Total Compensation of more than $75,000 (or such larger amount as may be adopted by the Commissioner of Internal Revenue to reflect a cost-of-living adjustment);

     (b) Received Total Compensation of more than $50,000 (or such larger amount as may be adopted by the Commissioner of Internal Revenue to reflect a cost-of-living adjustment) and was a member of the Top-Paid Group; or

     (c) Was an officer of a member of the Affiliated Group and received Total Compensation of more than 50 percent of the dollar limitation in effect under section 415(b)(1)(A) of the Code.

The term "Highly Compensated Employee" also includes: (1) Employees who are both described in the preceding sentence if the term "determination year" is substituted for the term "look-back year" and the Employee is one of the 100 Employees who received the most Total Compensation from members of the Affiliated Group during the determination year; and (2) Employees who are five-percent owners at any time during the look-back year or determination year. If no officer has satisfied the Total Compensation requirement of (c) above during either a determination year or look-back year, the highest paid officer for such year shall be treated as a Highly Compensated Employee.

If an Employee is, during a determination year or look-back year, a Family Member of either a five-percent owner who is an active or former Employee or a Highly Compensated Employee who is one of the 10 most Highly Compensated Employees ranked on the basis of Total Compensation paid during such year, then the Family Member and the five-percent owner or top-ten Highly Compensated Employee shall be aggregated. In such case, the Family Member and the five-percent owner or top-ten Highly Compensated Employee shall be treated as a single Employee receiving compensation and Plan contributions and benefits of the Family Member and five-percent owner or top-ten Highly Compensated Employee.

For purposes of this Section, the determination year shall be the Plan Year. The look-back year shall be the 12-month period immediately preceding the determination year.

The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the Top-Paid Group, the top 100 Employees, the number of Employees treated as officers and the Total Compensation that is considered, will be made in accordance with section 414(q) of the Code and regulations thereunder.

12.2 Special Elections for Determining the Highly Compensated Employee Group. The Company may elect to modify the method described in Section 12.1 for determining the Highly Compensated Employee group by making any one or more of the following elections; provided, however, that any election under Subsection (a) or (b) is uniform and consistent with respect to all situations in which the group of Highly Compensated Employees must be determined for the Affiliated Group.

     (a) The Company may make the calendar-year calculation election in accordance with Treasury Regulation section
     1.414(q)-1T, A-14(b), in which case the look-back year shall be the calendar year ending within the Plan Year and the determination year shall be the portion of the Plan Year extending beyond the look-back year.

     (b) The Company may elect to apply the $50,000 limit described in Subsection (b) of Section 12.1 without regard to whether an Employee is in the Top-Paid Group and, in that case, may disregard the $75,000 limit described in Subsection (a) of
     Section 12.1.

     (c) The Company may elect to apply the "simplified method" described in Section 12.3 for identifying Highly Compensated
     Employees.

12.3 Determining the Highly Compensated Employee Group Using the Simplified Method. Under the simplified method, as described in IRS Notice 93-42 or its successor, an individual is deemed to be a Highly Compensated Employee for any Plan Year if he or she would be a Highly Compensated Employee under Section 12.1 applied on the basis of the determination year only. In addition, the Company may choose to apply the simplified method on the basis of its workforce as of a "snapshot" day that is reasonably representative of the workforce throughout the Plan Year. If the snapshot method is used and the snapshot day precedes the last day of the determination year, Total Compensation shall be projected to the end of the determination year by annualizing the Total Compensation as of the snapshot day. Individuals who are Employees during the determination year but who are not employed on the snapshot day, and who must be categorized as Highly Compensated Employees or Nonhighly Compensated Employees for purposes of applying nondiscrimination tests (such as those set forth in Articles 13-15) shall be deemed Nonhighly Compensated Employees; except that the Company shall deem a Highly Compensated Employee any such Employee who:

     (a) Ceased to be an Employee prior to the snapshot day and who was deemed a Highly Compensated Employee for the year prior to the determination year;

     (b) Ceased to be an Employee prior to the snapshot day and who (1) was then a five-percent owner; (2) had Total Compensation for the determination year greater than or equal to the Total Compensation (projected, if applicable) of any Employee treated as a Highly Compensated Employee on the snapshot day on the basis of the $75,000 or $50,000 limit described in Subsection (a) or (b) of Section 12.1; or (3) was an officer of an Affiliate and had Total Compensation greater than or equal to the Total Compensation (projected, if applicable) of any other officer of an Affiliate treated as a Highly Compensated Employee on the snapshot day solely on account of his or her officer status; or

     (c) Becomes an Employee after the snapshot day and who (1) was then a five-percent owner; (2) had Total Compensation for the determination year greater than or equal to the Total Compensation
     (projected, if applicable) of any Employee treated as a Highly Compensated Employee on the snapshot day on the basis of the $75,000 or $50,000 limit described in Subsection (a) or (b) of
     Section 12.1; or (3) was an officer of an Affiliate and had Total Compensation greater than or equal to the Total Compensation (projected, if applicable) of any other officer of an Affiliate treated as a Highly Compensated Employee on the snapshot day solely on account of his or her officer status.

12.4 "Highly Compensated Former Employee" means a former Employee who separated from service (or is deemed to have separated) prior to the determination year, performs no service for any member of the Affiliated Group during the determination year, and was a Highly Compensated Employee as an active Employee for either the separation year or any determination year ending on or after the Employee's 55th birthday. The determination of who is a Highly Compensated Former Employee will be made in accordance with section 414(q) of the Code and regulations thereunder.

12.5 "Nonhighly Compensated Employee" for any Plan Year means any active Employee who is not a Highly Compensated Employee.

12.6 Special Definitions Used in Article 12. The following definitions shall apply for purposes of this Article 12:

     (a) "Family Member" means an individual's spouse, lineal ascendants and descendants, and the spouses of such lineal ascendants and descendants.

     (b)   "Top-Paid Group" for any Plan Year means the top
     20 percent (in terms of Total Compensation) of all Employees of the Affiliated Group, excluding Employees covered by a collective bargaining agreement, where the number that is 20 percent of all Employees of the Affiliated Group is determined by excluding:

           (1) Any Employee covered by a collective bargaining agreement;

           (2) Any Employee who is a nonresident alien with respect to the United States who receives no income with a source within the United States from a member of the Affiliated Group;

           (3) Any Employee who has not completed six months of service at the end of the Plan Year;

           (4) Any Employee who normally works less than 17 1/2 hours per week;

           (5) Any Employee who normally works no more than six months during any year; and

           (6) Any Employee who has not attained the age of 21 at the end of the Plan Year."

The Company may elect, in a consistent and uniform manner, to apply one or more of the age- and service-based exclusions above by substituting a younger age or shorter period of service, or by not excluding individuals on the basis of age or service.

(c) "Total Compensation" means "Compensation," as defined in Section 2.16, but determined by including amounts deferred but not refunded under section 403(b) of the Code, under a cafeteria plan, as such term is defined in section 125(c) of the Code, under a simplified employee pension, as such term is defined in section 408(k) of the Code and under a plan, including this Plan, qualified under section 401(k) of the Code.

ARTICLE 13.CONTRIBUTION LIMITATIONS:  ANNUAL
           DEFERRAL LIMITATIONS AND AVERAGE DEFERRAL
           PERCENTAGE LIMITATIONS.

13.1 Return of Excess Deferrals. The aggregate Participant Elected Contributions of any Participant for any calendar year, together with his or her elective deferrals under any other plan or arrangement to which section 402(g) of the Code applies and that is maintained by a member of the Affiliated Group, shall not exceed the Annual Deferral Limit. In the event that the aggregate Participant Elected Contributions of any Participant for any calendar year, together with any other elective deferrals (within the meaning of section 402(g)(3) of the Code) under all plans, contracts or arrangements of the Affiliated Group and any other employers, exceed the Annual Deferral Limit, then the Participant may designate all or a portion of such Excess Deferrals as attributable to this Plan and may request a refund of such portion by notifying the Company in writing on or before the March 1 next following the close of such calendar year.
If timely notice is received by the Company, then such portion of the Excess Deferrals, and any income or loss allocable to such portion, shall be refunded to the Participant not later than the April 15 next following the close of such calendar year.

If the Participant fails properly to request a distribution of all such Excess Deferrals, and such Excess Deferrals are attributable solely to plans, contracts or arrangements of the Affiliated Group, then the Company shall be deemed to have notice of such Excess Deferrals and shall designate one or more plans maintained by a member of the Affiliated Group from which the refund of Excess Deferrals and allocable income or loss shall be made no later than April 15 next following the close of such calendar year.

Any Participant Elected Contributions distributed pursuant to this
Section 13.1 shall not be included in the Participant Elected
Contributions that attract a Matching Contribution under Section 5.1 or a Qualified Matching Contribution under Section 5.4 of the Plan.

13.2 Average Deferral Percentage Limitation. The Plan shall satisfy the average deferral percentage test, as provided in section
401(k)(3) of the Code and section 1.401(k)-1 of the regulations issued thereunder. Subject to the special rules described in Section 13.7, the Aggregate 401(k) Contributions of Highly Compensated
Employees shall not exceed the limits described below:

     (a) An Actual Deferral Percentage shall be determined for each individual who, at any time during the Plan Year, is a Participant (including a suspended Participant) or is eligible to participate in the Plan, which Actual Deferral Percentage shall be the ratio, computed to the nearest one-hundredth of one percent, of the individual's Aggregate 401(k) Contributions for the Plan Year to the individual's Section 414(s) Compensation for the Plan Year;

     (b) The Actual Deferral Percentages (including zero percentages) of Highly Compensated Employees and Nonhighly
     Compensated Employees shall be separately averaged to determine each group's Average Deferral Percentage; and

     (c) The Aggregate 401(k) Contributions of Highly Compensated Employees shall constitute Excess Contributions and shall be reduced, pursuant to Sections 13.3 and 13.4, to the extent that the Average Deferral Percentage of Highly Compensated Employees exceeds the greater of (1) 125 percent of the Average Deferral Percentage of Nonhighly Compensated Employees or (2) the lesser of (A) 200 percent of the Average Deferral Percentage of Nonhighly Compensated Employees or
     (B) the Average Deferral Percentage of Nonhighly Compensated Employees plus two percentage points.

13.3 Allocation of Excess Contributions to Highly Compensated Employees. Any Excess Contributions for a Plan Year shall be allocated to Highly Compensated Employees by use of a leveling process, whereby the Actual Deferral Percentage of the Highly Compensated Employee with the highest Actual Deferral Percentage is reduced to the extent required to (a) eliminate all Excess Contributions or (b) cause such Highly Compensated Employee's Actual Deferral Percentage to equal the Actual Deferral Percentage of the Highly Compensated Employee with the next-highest Actual Deferral Percentage. The leveling process shall be repeated until all Excess Contributions for the Plan Year are allocated to Highly Compensated Employees.

13.4 Distribution of Excess Contributions. Excess Contributions allocated to Highly Compensated Employees for the Plan Year pursuant to Section 13.3, together with any income or loss allocable to such Excess Contributions, shall be distributed to such Highly Compensated Employees not later than two-and-one-half months following the close of such Plan Year, if possible, and in any event no later than 12 months following the close of such Plan Year. Any Participant Elected Contributions distributed pursuant to this Section 13.4 shall not be included in the Participant Elected Contributions that attract a Matching Contribution under Section 5.1 or a Qualified Matching Contribution under Section 5.4 of the Plan.

13.5 Qualified Matching Contributions. The Company, in its sole discretion, may include all or a portion of the Qualified Matching Contributions for a Plan Year in Aggregate 401(k) Contributions taken into account in applying the Average Deferral Percentage limitation described in Section 13.2 for the Plan Year; provided that such Qualified Matching Contributions for the Plan Year are fully and immediately vested, may not be withdrawn while the Participant is an Employee or may be withdrawn only in circumstances that would permit a Hardship Withdrawal, and the additional requirements of Treasury Regulation section 1.401(k)-1(b)(5) are satisfied.

13.6 Corrective Qualified Nonelective Contributions. In order to satisfy (or partially satisfy) the Average Deferral Percentage limitation described in Section 13.2, the Average Contribution Percentage limitation described in Section 14.1 or the multiple-use limitation described in Section 15.1 (or more than one of such limitations), the Company, in its sole discretion, may cause one or more Participating Companies to make a Qualified Nonelective Contribution to the Plan. Any such Qualified Nonelective Contribution shall be allocated to the Accounts of those Participants who are eligible to receive an allocation of Matching Contributions under Section 5.1 of the Plan or Nonelective Contributions under
Section 5.2, as the Company designates, and who are Nonhighly Compensated Employees for the Plan Year with respect to which the Qualified Nonelective Contribution is made, beginning with the Participant with the lowest Section 414(s) Compensation for the Plan Year and allocating the maximum amount permissible under Article 16 before allocating any portion of the Qualified Nonelective Contribution to the Participant with the next lowest Section 414(s) Compensation. These allocations shall continue until the Plan satisfies the Average Deferral Percentage limitation described in
Section 13.2, the Average Contribution Percentage limitation described in Section 14.1 or the multiple-use limitation described in
Section 15.1 (or more than one of such limitations), or until the amount of the Qualified Nonelective Contribution is exhausted.

The Company, in its sole discretion, may include all or a portion of the Qualified Nonelective Contributions for a Plan Year in Aggregate 401(k) Contributions taken into account in applying the Average Deferral Percentage limitation described in Section 13.2 for such Plan Year, provided that the requirements of Treasury Regulation section 1.401(k)-1(b)(5) are satisfied.

Qualified Nonelective Contributions shall be paid to the Trustee as soon as reasonably practicable following the close of the Plan Year, shall be allocated to the Accounts of Nonhighly Compensated Employees as of the last day of the Plan Year and shall be fully and immediately vested. In all other respects, the contribution, allocation, investment and distribution of Qualified Nonelective

Contributions shall be governed by the provisions of the Plan concerning Matching Contributions.

13.7 Special Rules. The following special rules shall apply for purposes of this Article 13:

     (a) The amount of Excess Deferrals to be distributed to a Participant for a calendar year pursuant to Section 13.1 shall be reduced by the amount of any Excess Contributions previously distributed to such Participant for the Plan Year beginning within such calendar year;

     (b) The amount of Excess Contributions to be distributed to a Participant for a Plan Year pursuant to Section 13.4 shall be reduced by the amount of any Excess Deferrals previously distributed to such Participant for the calendar year ending within such Plan Year;

     (c)   For purposes of applying the limitation described in
     Section 13.2, the Actual Deferral Percentage of any Highly Compensated Employee who is eligible to make Participant Elected Contributions and to make elective deferrals (within the meaning of section 402(g)(3) of the Code) under any other plans, contracts or arrangements of the Affiliated Group shall be determined as if all such Participant Elected Contributions and elective deferrals were made under a single arrangement; provided, however, that plans, contracts and arrangements shall not be treated as a single arrangement to the extent that Treasury Regulation section 1.401(k)-1(b)(3)(ii)(B) prohibits aggregation;

     (d) In the event that this Plan is aggregated with one or more other plans in order to satisfy the requirements of Code section 401(a)(4), 401(k) or 410(b), then all such aggregated plans, including the Plan, shall be treated as a single plan for all purposes under all such Code sections (except for purposes of the average benefit percentage provisions of Code section 410(b)(2)(A)(ii));

     (e) In the event that the mandatory disaggregation rules of Treasury Regulation section 1.401(k)-1(b)(3)(ii)(B) apply to the Plan, or to the Plan and other plans with which it is aggregated as described in Subsection (d) above, then the limitation described in Section 13.2 shall be applied as if each mandatorily disaggregated portion of the Plan (or aggregated plans) were a single arrangement;

     (f) The Actual Deferral Percentage of any of the 10 most highly compensated Highly Compensated Employees or any five-percent owner shall be determined by combining the Aggregate 401(k) Contributions and Section 414(s) Compensation of the top-10 Highly Compensated Employee or five-percent owner with the Aggregate 401(k) Contributions and Section 414(s) Compensation of any Employees who are Family Members of the top-10 Highly Compensated Employee or five-percent owner;

     (g) Any Excess Contributions of any of the 10 most highly compensated Highly Compensated Employees or five-percent owner affected by the family-aggregation rules described in Subsection (f) of this Section 13.7 shall be allocated among the individuals in each family aggregation group in proportion to the Aggregate 401(k) Contributions of each such individual; and

     (h) Income (and loss) allocable to Excess Contributions for the Plan Year shall be determined pursuant to the provisions for allocating income (and loss) to a Participant's Accounts under
     Section 6.10 of the Plan.

13.8 Prospective Limitations on Participant Elected Contributions.
At any time, the Company (at its sole discretion) may reduce the maximum rate at which any Participant may make Participant Elected Contributions to the Plan, or the Company may require that any Participant discontinue all Participant Elected Contributions, in order to ensure that the limitations described in this Article 13 are met. Any reduction or discontinuance of Participant Elected Contributions may be applied selectively to individual Participants or to particular classes of Participants, as the Company may determine. Upon such date as the Company may determine, this Section shall automatically cease to apply until the Company again determines that a reduction or discontinuance of Participant Elected Contributions is required for any Participant.

13.9 Special Definitions Used in Article 13. The following definitions shall apply for purposes of this
Article 13, and some may also apply for one or more of Articles 14, 15 and 16:

     (a)   "Aggregate 401(k) Contributions" means, for any Plan
     Year, the sum of the following: (a) the Participant's Participant Elected Contributions for the Plan Year; (b) the Qualified Matching Contributions allocated to the Participant's Accounts as of a date within the Plan Year, but only to the extent that such Qualified Matching Contributions are aggregated with Participant Elected Contributions pursuant to Section 13.5;
     (c) the Qualified Nonelective Contributions allocated to the Participant's Accounts as of a date within the Plan Year, but only to the extent that such Qualified Nonelective Contributions are aggregated with Participant Elected Contributions pursuant to Section 13.6.

     (b) "Annual Deferral Limit" means the dollar limit in effect for any calendar year under section 402(g) of the Code. For 1987, the first year in which this limitation was applicable, the Annual Deferral Limit was $7,000. The Annual Deferral Limit is subject to annual or periodic cost-of-living adjustments by the Commissioner of Internal Revenue and is $9,500 for 1996.

     (c) "Excess Contributions" means the amount by which the Aggregate 401(k) Contributions of Highly Compensated Employees is reduced pursuant to Section 13.3.

     (d)   "Excess Deferrals" means the amount of a Participant's
     Participant Elected Contributions and elective deferrals (within the meaning of section 402(g)(3) of the Code) that exceed the Annual Deferral Limit set forth in Section 13.1.

     (e) "Section 414(s) Compensation" means any one of the following definitions of compensation received by an Employee from members of the Affiliated Group:

           (1) Compensation as defined in Treasury Regulation section 1.415-2(d) or any successor thereto;

           (2) "Wages" as defined in section 3401(a) of the Code for purposes of income tax withholding at the source, but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in section 3401(a)(23) of the Code);

           (3) "Wages" as defined in section 3401(a) of the Code for purposes of income tax withholding at the source, plus all other payments of compensation reportable under Code sections 6041(d) and 6051(a)(3) and the regulations thereunder, determined without regard to any rules that limit such Wages or reportable compensation based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in section 3401(a)(23) of the Code), and modified, at the election of the Company, to exclude amounts paid or reimbursed for the Employee's moving expenses, to the extent it is reasonable to believe that these amounts are deductible by the Employee under section 217 of the Code;

           (4) Any of the definitions of Section 414(s) Compensation set forth in Subsections (1), (2) and (3) above, reduced by all of the following items (even if includible in gross income): reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation and welfare benefits;

           (5) Any of the definitions of Section 414(s) Compensation set forth in Subsections (1), (2), (3) and (4) above, modified to include the following: (a) any elective contributions made by a member of the Affiliated Group on behalf of the Employee that are not includible in gross income under section 125, 402(e)(3), 402(h) or 403(b) of the Code; (b) compensation deferred under an eligible deferred compensation plan within the meaning of section 457(b) of the Code; and (c) employee contributions described in section 414(h)(2) of the Code that are picked up by the employing unit and thus are treated as employer contributions; or

           (6) Any reasonable definition of compensation that does not by design favor Highly Compensated Employees and that satisfies the nondiscrimination requirement set forth in

     Treasury Regulation section 1.414(s)-1T(d)(2) or the successor thereto.
     Any definition of Section 414(s) Compensation shall be used consistently to define the compensation of all Employees taken into account in satisfying the requirements of an applicable provision of Articles 13, 14, 15 and 16 for the relevant determination period. For purposes of applying the limitations set forth in Articles 13, 14 and 15 for a Plan Year, Section 414(s) Compensation shall not exceed the Compensation Limitation.

ARTICLE 14.CONTRIBUTION LIMITATIONS:  AVERAGE
               CONTRIBUTION PERCENTAGE LIMITATIONS.

14.1 Average Contribution Percentage Limitation. The Plan shall satisfy the average contribution percentage test, as provided in section 401(m)(2) of the Code and section 1.401(m)-1 of the regulations issued thereunder. Subject to the special rules described in Section 14.6, the Aggregate 401(m) Contributions of Highly Compensated Employees shall not exceed the limits described below:

     (a) An Actual Contribution Percentage shall be determined for each individual who, at any time during the Plan Year, is a Participant (including a suspended Participant) or is eligible to participate in the Plan, which Actual Contribution Percentage shall be the ratio, computed to the nearest one-hundredth of one percent, of the individual's Aggregate 401(m) Contributions for the Plan Year to the individual's Section 414(s) Compensation for the Plan Year;

     (b) The Actual Contribution Percentages (including zero percentages) of Highly Compensated Employees and Nonhighly
     Compensated Employees shall be separately averaged to determine each group's Average Contribution Percentage; and

     (c) The Aggregate 401(m) Contributions of Highly Compensated Employees shall constitute Excess Aggregate Contributions and shall be reduced, pursuant to Sections 14.2 and 14.3, to the extent that the Average Contribution Percentage of Highly Compensated Employees exceeds the greater of (1) 125 percent of the Average Contribution Percentage of Nonhighly Compensated Employees or (2) the lesser of (A) 200 percent of the Average Contribution Percentage of Nonhighly Compensated Employees or
     (B) the Average Contribution Percentage of Nonhighly Compensated Employees plus two percentage points.

14.2 Allocation of Excess Aggregate Contributions to Highly Compensated Employees. Any Excess Aggregate Contributions for a Plan Year shall be allocated to Highly Compensated Employees by use of a leveling process, whereby the Actual Contribution Percentage of the Highly Compensated Employee with the highest Actual Contribution Percentage is reduced to the extent required to (a) eliminate all Excess Aggregate Contributions or (b) cause such Highly Compensated Employee's Actual Contribution Percentage to equal the Actual Contribution Percentage of the Highly Compensated Employee with the next-highest Actual Contribution Percentage. The leveling process shall be repeated until all Excess Aggregate Contributions for the Plan Year are allocated to Highly Compensated Employees.

14.3 Distribution of Excess Aggregate Contributions. Excess Aggregate Contributions allocated to Highly Compensated Employees for the Plan Year pursuant to Section 14.2, together with any income or loss allocable to such Excess Aggregate Contributions, shall be distributed to such Highly Compensated Employees not later than two-and-one-half months following the close of such Plan Year, if possible, and in any event no later than 12 months following the close of such Plan Year, but only to the extent the Highly Compensated Employee has a nonforfeitable interest in the Excess Aggregate contributions. Excess Aggregate Contributions (for Participants who are Highly Compensated Employees), to the extent not vested, may be forfeited and allocated, after all other Forfeitures under the Plan, to other Participants (but in no event to any Highly Compensated Employee) in the proportion that such Participant's Participant Elected Contributions, if any, for that Plan Year bears to the total Participant Elected Contributions of all such Participants for the Plan Year. Any such amounts shall be included in the calculation of the Actual Contribution Percentage and in the calculation of the limits set forth in Article 16.

14.4 Use of Participant Elected Contributions. The Company, in its sole discretion, may include all or a portion of the Participant Elected Contributions for a Plan Year in Aggregate 401(m) Contributions taken into account in applying the Average Contribution Percentage limitation described in Section 14.1 for the Plan Year, provided that all Participant Elected Contributions satisfy the average deferral percentage test, as described in Section 13.2, and that the additional requirements of Treasury Regulation section 1.401(m)-1(b)(5) are satisfied.

14.5 Corrective Qualified Nonelective Contributions. The Company, in its sole discretion, may include all or a portion of the Qualified Nonelective Contributions made pursuant to Section 13.6 for a Plan Year in Aggregate 401(m) Contributions taken into account in applying the Average Contribution Percentage limitation described in Section
14.1 for the Plan Year, provided that the requirements of Treasury Regulation section 1.401(m)-1(b)(5) are satisfied.

14.6 Special Rules. The following special rules shall apply for purposes of this Article 14:

     (a)   For purposes of applying the limitation described in
     Section 14.1, the Actual Contribution Percentage of any Highly Compensated Employee who is eligible to participate in the Plan and to make employee contributions or receive an allocation of matching contributions (within the meaning of section 401(m)(4)(A) of the Code) under any other plans, contracts or arrangements of the Affiliated Group shall be determined as if Matching Contributions and Qualified Matching Contributions allocated to the Highly Compensated Employee's Accounts and all such employee contributions and matching contributions were made under a single arrangement;

     (b) In the event that this Plan is aggregated with one or more other plans in order to satisfy the requirements of Code section 401(a)(4), 401(m) or 410(b), then all such aggregated plans, including the Plan, shall be treated as a single plan for all purposes under all such Code sections (except for purposes of the average benefit percentage provisions of Code section 410(b)(2)(A)(ii));

     (c) In the event that the mandatory disaggregation rules of Treasury Regulation section 1.401(m)-1(b)(3)(ii) apply to the Plan, or to the Plan and other plans with which it is aggregated as described in Subsection (b) above, then the limitation described in Section 14.1 shall be applied as if each mandatorily disaggregated portion of the Plan (or aggregated plans) were a single arrangement;

     (d) The Actual Contribution Percentage of any of the 10 most highly compensated Highly Compensated Employees or any five-percent owner shall be determined by combining the Aggregate 401(m) Contributions and Section 414(s) Compensation of the top-10 Highly Compensated Employee or five-percent owner with the Aggregate 401(m) Contributions and Section 414(s) Compensation of any Employees who are Family Members of the top-10 Highly Compensated Employee or five-percent owner;

     (e) Any Excess Aggregate Contributions of any of the 10 most highly compensated Highly Compensated Employees or five-percent owner affected by the family-aggregation rules described in Subsection (d) of this Section 14.6 shall be allocated among the individuals in each family aggregation group in proportion to the Aggregate 401(m) Contributions of each such individual; and

     (f)   Income (and loss) allocable to Excess Aggregate
     Contributions for the Plan Year shall be determined pursuant to the provisions for allocating income (and loss) to a Participant's Accounts under Section 6.10.

14.7 Special Definitions Used in Article 14. The following definitions shall apply for purposes of this Article 14:

     (a)   "Aggregate 401(m) Contributions" means, for any Plan
     Year, the sum of the following: (a) the Matching Contributions and Qualified Matching Contributions allocated to the Participant's Accounts as of a date within the Plan Year;
     (b) the Participant's Participant Elected Contributions for the Plan Year, but only to the extent that such Participant Elected Contributions are aggregated with Matching Contributions and Qualified Matching Contributions pursuant to Section 14.4;
     (c) the Qualified Nonelective Contributions allocated to the Participant's Accounts as of a date within the Plan Year, but only to the extent that such Qualified Nonelective Contributions are aggregated with Matching Contributions and Qualified Matching Contributions pursuant to Section 14.5.

     (b) "Excess Aggregate Contributions" means the amount by which the Aggregate 401(m) Contributions of Highly Compensated Employees are reduced pursuant to Section 14.2.

ARTICLE 15.CONTRIBUTION LIMITATIONS:  MULTIPLE-USE
               LIMITATIONS.

15.1 Applicability of the Multiple-Use Limitation. The limitation described in this Article 15 shall apply only if, for a Plan Year, after the limitations of Articles 13 and 14 are applied:

     (a) The Average Deferral Percentage of Highly Compensated Employees (1) exceeds 125 percent of the Average Deferral Percentage of Nonhighly Compensated Employees, but (2) does not exceed the lesser of (A) 200 percent of the Average Deferral Percentage of Nonhighly Compensated Employees or (B) the Average Deferral Percentage of Nonhighly Compensated Employees plus two percentage points; and

     (b) The Average Contribution Percentage of Highly Compensated Employees (1) exceeds 125 percent of the Average Contribution Percentage of Nonhighly Compensated Employees, but (2) does not exceed the lesser of (A) 200 percent of the Average Contribution Percentage of Nonhighly Compensated Employees or (B) the Average Contribution Percentage of Nonhighly Compensated Employees plus two percentage points.

15.2 Multiple-Use Limitation.  The sum of the Average Deferral
Percentage and Average Compensation Percentage of Highly Compensated Employees shall not exceed the greater of (a) or (b) below.

     (a)   This limit equals the sum of:

           (1) 1.25 times the greater of the Average Deferral
     Percentage or Average Contribution Percentage of Nonhighly
     Compensated Employees; and

           (2) The lesser of (A) 200 percent of the lesser of the Average Deferral Percentage or Average Contribution Percentage of Nonhighly Compensated Employees, or (b) the lesser of the Average Deferral Percentage or Average Contribution Percentage of Nonhighly Compensated Employees plus two percentage points.

     (b)   This limit equals the sum of:

           (1) 1.25 times the lesser of the Average Deferral
     Percentage or Average Contribution Percentage of Nonhighly
     Compensated Employees; and

           (2) The lesser of (A) 200 percent of the greater of the Average Deferral Percentage or Average Contribution Percentage of Nonhighly Compensated Employees, or (B) the greater of the Average Deferral Percentage or Average Contribution Percentage of Nonhighly Compensated Employees plus two percentage points.

15.3 Correction of Multiple-Use Limitation. To the extent necessary, the limitation of Section 15.2 shall be satisfied by one or more of the following methods: (a) the allocation of corrective Qualified Nonelective Contributions in the manner set forth in Sections 13.6 or 14.5, or (b) the distribution of Aggregate 401(m) Contributions (and income or loss allocable thereto) to Highly Compensated Employees in the manner set forth in Sections 14.2 and 14.3, followed by the distribution of Aggregate 401(k) Contributions (and income or loss allocable thereto) to Highly Compensated Employees in the manner set forth in Sections 13.3 and 13.4.

ARTICLE 16.CONTRIBUTION LIMITATIONS:  SECTION 415
               "ANNUAL ADDITIONS" LIMITATIONS.

16.1 Limitation on Contributions. The Annual Additions allocated or attributed to a Participant for any Plan Year shall not exceed the lesser of the following:

     (a)   $30,000; or

     (b) 25% of the Participant's Section 415 Compensation for such year.

If a Participant's Annual Additions would exceed the foregoing limitation, then such Annual Additions shall be reduced by reducing the components thereof as necessary in the order in which they are listed in Section 16.5(a). Any amounts so reduced shall not be included in a Participant's Aggregate 401(k) Contributions or Aggregate 401(m) Contributions. The limitation in Section 16.1(b) shall not apply to any amount that otherwise is an Annual Addition under Section 415(l)(1) or 419A(d)(2) of the Code.

16.2 Combined Limitation on Benefits and Contributions. The sum of a Participant's defined-benefit plan fraction and his or her defined-contribution plan fraction shall not exceed 1.0 with respect to any Plan Year. For purposes of this Section, the terms "defined-benefit plan fraction" and "defined-contribution plan fraction" shall have the meaning given to such terms by section 415(e) of the Code and the regulations thereunder. If a Participant would exceed the foregoing limitation, then the Participant's benefits under any qualified defined-benefit plan that may be maintained by the Section 415 Employer Group shall be reduced as necessary to allow his or her Annual Additions to equal the maximum permitted by Section 16.1.

16.3 Return of Employee Contributions. If the amount of any Participant's Participant Elected Contributions is determined to be an excess Annual Addition under this Article, then the amount of such excess (adjusted to reflect any earnings, appreciation or losses attributable to such excess) shall be refunded by the Trustee in cash to the Participant.

16.4 Excess Company Contributions. If the amount of the Company Contributions allocated to a Participant for any Plan Year must be reduced to meet the limitation described in Section 16.1, then the amount of the reduction shall be applied to reduce the total amount that the Participating Companies otherwise would contribute for such year pursuant to Article 5 of the Plan. If the amount that the Participating Companies may contribute is thereby reduced to zero and if there are Company Contributions that still cannot be allocated to any Participant because of the limitation described in Section 16.1, then the excess shall be transferred to a suspense account. Any gains, income or losses attributable to the suspense account shall be allocated to such account. All amounts credited to the suspense account shall be applied to reduce the total amount that the Participating Companies otherwise would contribute to the Plan for the next Plan Year, and for succeeding Plan Years if necessary. Such amounts shall be allocated among Participants pursuant to Article 5 of the Plan until the suspense account is exhausted (subject to this Article). No Participant Elected Contributions or Company Contributions shall be made as long as any amount remains in the suspense account.

16.5 Special Definitions Used in this Article 16. The following definitions shall apply for purposes of this Article 16:

     (a) "Annual Additions" means, for any Plan Year, the sum of the following:

           (1) The amount of after-tax contributions that the Participant contributes during such year to all qualified retirement plans, other than this Plan, maintained by the
     Section 415 Employer Group;

           (2) The amount of elective contributions that the Participant contributes during such year to all qualified retirement plans, other than this Plan, maintained by the
     Section 415 Employer Group;

           (3) The amount of Participant Elected Contributions that the Participant contributes during such year;

           (4) The amount of employer contributions and forfeitures allocated to the Participant under any qualified defined-contribution plan that may be maintained by the Section 415
     Employer Group, other than this Plan, as of any date within such year; and

           (5) The amount of Company Contributions and Forfeitures allocated to the Participant as of any date within such year.

     (b) "Section 415 Compensation" means any one of the definitions of Section 414(s) Compensation described in Paragraphs (1), (2), (3) or (4) of Section 13.9(e) received by an Employee from members of the Section 415 Employer Group. Any definition of Section 415 Compensation shall be used consistently to define the compensation of all Employees taken into account in satisfying the requirements of an applicable provision of the Plan for the relevant determination period.

     (c) "Section 415 Employer Group" means the Affiliated Group, except that "more than 50 percent" shall be substituted for "at least 80 percent" wherever the phrase occurs in section 1563(a) of the Code (as incorporated by reference in sections 414(b) and (c) of the Code).

ARTICLE 17.THE TRUST FUND AND PLAN INVESTMENTS.

17.1 Control and Management of Plan Assets. The Company is a named fiduciary with respect to control over and management of the assets of the Plan, but only to the extent of having the authority (a) to appoint one or more trustees to hold assets of the Plan in trust and to enter into a trust agreement with each trustee it appoints, (b) to appoint one or more insurance companies that are qualified to do business in at least one state to hold assets of the Plan and to enter into a contract with each insurance company it appoints (or to direct the Trustee to enter into such contract), (c) to appoint one or more Investment Managers for any assets of the Plan and to enter into an investment management agreement with each Investment Manager it appoints, and (d) to direct the investment of any Plan assets not assigned to an Investment Manager.

17.2 Trustee Duties. The Trustee shall have the exclusive authority and discretion to control and manage assets of the Plan it holds in trust, except to the extent that (a) the Plan prescribes how such assets shall be invested, (b) the Company directs how such assets shall be invested or (c) the Company allocates the authority to manage such assets to one or more Investment Managers. Each Investment Manager shall have the exclusive authority to manage, including the authority to acquire and dispose of, the assets of the Plan assigned to it by the Company, except to the extent that the Plan prescribes or the Company directs how such assets shall be invested. Each Trustee and Investment Manager shall be solely responsible for diversifying, in accordance with section 404(a)(1)(C) of ERISA, the investment of the assets of the Plan assigned to it by the Company, except to the extent that the Plan prescribes or the Company directs how such assets shall be invested.

17.3 Independent Qualified Public Accountant. The Company shall engage an independent qualified public accountant to conduct such examinations and to express such opinions as may be required by section 103(a)(3) of ERISA. The Company in its discretion may remove and discharge the person so engaged, in which event it shall appoint a successor independent qualified public accountant to perform such examinations and express such opinions.

17.4 Administrative Expenses. All expenses of the Plan and the Trust Fund shall be paid by the Participating Companies and by the Trust Fund. The Company shall have complete and unfettered discretion to determine whether an expense of the Plan shall be paid out of the Trust Fund or by the Participating Companies, and the Company's discretion and authority to direct the payment of expenses out of the Trust Fund shall not be limited in any way by any prior decision or practice regarding the payment of Plan expenses.

17.5 Benefit Payments. All benefits payable pursuant to the Plan shall be paid by the Trustee out of the Trust Fund pursuant to the directions of the Company and the terms of the Trust Agreement.

ARTICLE 18.ADMINISTRATION AND OPERATION OF THE PLAN.

18.1 Plan Administration. The Company is the named fiduciary that has the discretionary authority to control and manage the operation and administration of the Plan, and the Company is the "administrator" and "plan sponsor" of the Plan (as such terms are used in ERISA). The Company in its sole discretion shall make such rules, interpretations and computations and shall take such other actions to administer the Plan as it may deem appropriate. Such rules, interpretations, computations and actions shall be conclusive and binding on all persons. In administering the Plan, the Company
(a) shall act in a nondiscriminatory manner to the extent required by section 401(a) and related sections of the Code and (b) shall at all times discharge its duties in accordance with the standards set forth in section 404(a)(1) of ERISA.

18.2 Employment of Advisers. The Company may retain such attorneys, accountants, consultants or other persons to render advice or to perform services with regard to its responsibilities under the Plan as it shall determine to be necessary or desirable. The Company may designate by written instrument (signed by both parties) one or more persons to carry out, where appropriate, fiduciary responsibilities under the Plan. The Company's duties and responsibilities under the Plan that have not been delegated to other fiduciaries pursuant to the preceding sentence shall be carried out by its directors, officers and employees, acting on behalf and in the name of the Company in their capacities as directors, officers and employees, and not as individual fiduciaries.

18.3 Service in Several Fiduciary Capacities. Nothing herein shall prohibit any person or group of persons from serving in more than one fiduciary capacity with respect to the Plan.

ARTICLE 19.CLAIMS AND REVIEW PROCEDURES.

19.1 Applications for Benefits. Any application for benefits under the Plan shall be submitted to the Company at its principal office. Such application shall be in writing on the prescribed form and shall be signed by the applicant.

19.2 Denial of Applications. In the event that any application for benefits is denied in whole or in part, the Company shall notify the applicant in writing of the right to a review of the denial. Such written notice shall set forth, in a manner calculated to be understood by the applicant, specific reasons for the denial, specific references to the Plan provisions on which the denial was based, a description of any information or material necessary to perfect the application, an explanation of why such material is necessary, and an explanation of the Plan's review procedure. Such written notice shall be given to the applicant within 90 days after the Company receives the application, unless special circumstances require an extension of time for processing the application. In no event shall such an extension exceed a period of 90 days from the end of the initial 90-day period. If such an extension is required, written notice thereof shall be furnished to the applicant before the end of the initial 90-day period. Such notice shall indicate the special circumstances requiring an extension of time and the date by which the Company expects to render a decision. If written notice is not given to the applicant within the period prescribed by this
Section 19.2, the application shall be deemed to have been denied for purposes of Section 19.4 upon the expiration of such period.

19.3 Review Panel. The Company from time to time shall appoint a Review Panel. The "Review Panel" shall consist of three or more individuals who may (but need not) be employees of the Company and shall be the named fiduciary with the authority to act on any employee benefit appeal.

19.4 Requests for Review. Any person whose application for benefits is denied in whole or in part (or such person's duly authorized representative) may appeal the denial by submitting to the Review Panel a request for a review of such application within 90 days after receiving written notice of the denial. The Review Panel shall give the applicant or such representative an opportunity to review pertinent documents (except legally privileged materials) in preparing such request for review and to submit issues and comments in writing. The request for review shall be in writing and shall be addressed to the Company's principal office. The request for review shall set forth all of the grounds on which it is based, all facts in support of the request, and any other matters which the applicant deems pertinent. The Review Panel may require the applicant to submit such additional facts, documents or other material as it may deem necessary or appropriate in making its review.

19.5 Decisions on Review. The Review Panel shall act upon each request for review within 60 days after receipt thereof, unless special circumstances require an extension of time for processing, but in no event shall the decision on review be rendered more than 120 days after the Review Panel receives the request for review. If such an extension is required, written notice thereof shall be furnished to the applicant before the end of the initial 90-day period. The Review Panel shall give prompt, written notice of its decision to the applicant and to the Company. In the event that the Review Panel confirms the denial of the application for benefits in whole or in part, such notice shall set forth, in a manner calculated to be understood by the applicant, the specific reasons for such denial and specific references to the Plan provisions on which the decision is based. To the extent that the Review Panel overrules the denial of the application for benefits, such benefits shall be paid to the applicant.

19.6 Rules and Procedures. The Review Panel shall adopt such rules and procedures, consistent with ERISA and the Plan, as it deems necessary or appropriate in carrying out its responsibilities under this Article 19.

19.7 Exhaustion of Administrative Remedies. No legal or equitable action for benefits under the Plan shall be brought unless and until the claimant (a) has submitted a written application for benefits in accordance with Section 19.1, (b) has been notified that the application is denied, (c) has filed a written request for a review of the application in accordance with Section 19.4 and (d) has been notified in writing that the Review Panel has affirmed the denial of the application; provided, however, that an action may be brought after the Company or the Review Panel has failed to act on the claim within the time prescribed in Section 19.2 and Section 19.5, respectively.

ARTICLE 20.AMENDMENT AND TERMINATION.

20.1 Right To Amend or Terminate. The Company expects to continue the Plan indefinitely. However, future conditions cannot be foreseen, and the Company reserves the right at any time and for any reason, by action of its board of directors or by a person or persons acting pursuant to a valid delegation of authority, (a) to amend the Plan, (b) to reduce or discontinue Employee Contributions, Company Contributions or all Contributions or (c) to terminate the Plan and the Trust Fund.

20.2 Protection of Participants. No amendment of the Plan shall reduce the benefit of any Participant that accrued under the Plan prior to the date when such amendment is adopted, except to the extent that a reduction in accrued benefits may be permitted by the Code and ERISA. No Plan amendment or other action by the Company shall divert any part of the Plan's assets to purposes other than the exclusive purpose of providing benefits to the Participants and Beneficiaries who have an interest in the Plan and of defraying the reasonable expenses of administering the Plan.

20.3 Effect of Termination. Upon termination of the Plan, no assets of the Plan shall revert to any Participating Company or be used for, or diverted to, purposes other than the exclusive purpose of providing benefits to Participants and Beneficiaries and of defraying the reasonable expenses of termination. If the Plan is terminated or partially terminated, or if all contributions to the Plan are completely discontinued, then each Participant who then is an Employee and who is directly affected by such event shall have a 100 percent vested interest in each of his or her Accounts, without regard to the number of Years of Service he or she has completed.

20.4 Allocation of Trust Fund Upon Termination. Upon termination of the Plan, the Trust Fund shall continue in existence until the Accounts of each Participant have been distributed to such Participant (or to his or her Beneficiary) pursuant to Article 8; provided, however, that the assets of the Plan shall be allocated in accordance with any applicable requirements under section 403(d)(1) of ERISA.

20.5 Partial Termination. Upon a partial termination of the Plan, Sections 20.3 and 20.4 shall apply with respect to such Participants and Beneficiaries as are affected by such partial termination.

ARTICLE 21.MISCELLANEOUS PROVISIONS.

21.1 Plan Mergers. The Plan shall not merge or consolidate with, or transfer assets or liabilities to, any other plan unless each Participant would receive a benefit immediately after such merger, consolidation or transfer (if the Plan then terminated) that is equal to or greater than the benefit that such Participant would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

21.2 No Assignment of Property Rights. Except as otherwise provided in Article 9 with respect to QDROs, the interest or property rights of any Participant or Beneficiary in the Plan, in the Trust Fund or in any distribution to be made under the Plan shall not be subject to option nor be assignable, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor's process, and any act in violation of this Section 21.2 shall be void.

21.3 No Employment Rights. Nothing in the Plan shall be deemed to give any individual a right to remain in the employ of an Affiliate or affect the right of an Affiliate to terminate an individual's employment at will with or without cause, at any time with or without notice, for any reason or no reason, which right is hereby reserved.

21.4 Choice of Law. The Plan and all rights thereunder shall be interpreted and construed in accordance with ERISA and, to the extent that state law is not preempted by ERISA, the law of the State of California.

21.5 Voting of Company Stock. Before each annual or special meeting of the Company's shareholders, the Company shall cause to be sent to each Participant who has invested any part of his or her Account in the Company Stock fund the proxy statement and any related materials that are sent to the Company's registered shareholders. Each Participant shall have the right to instruct the Trustee confidentially (in writing on the prescribed form) with respect to the voting at such meeting of the number of shares of Company Stock that were allocated to the Participant's Account as of the Valuation Date immediately preceding the record date for such meeting or such later date, up to and including the record date for such meeting, as the Plan Administrator may deem practicable. Such instructions shall be submitted to the Trustee by the date specified by the Company and, once received by the Trustee, shall be irrevocable. Under no circumstances shall the Trustee permit any Participating Company or any officer, employee or representative thereof to see any voting instructions given by a Participant to the Trustee. The Trustee shall vote any Company Stock for which it has not received timely written instructions in the same proportion in which the shares for which timely voting instructions have been received have been voted by Participants.

21.6 Tender Offers. In the event that any person or group makes an offer subject to section 14(d) of the Securities Exchange Act of 1934 to acquire all or part of the outstanding Company Stock, including Company Stock held in the Plan ("Acquisition Offer"), each Participant shall be entitled to direct the Trustee confidentially (on a form prescribed by the Company) to tender all or part of those shares of Company Stock that would then be subject to such Participant's voting instructions under Subsection (a) above. If the Trustee receives such an instruction by a date determined by the Trustee and communicated to Participants, the Trustee shall tender such Company Stock in accordance with such instruction. Any Company Stock as to which the Trustee does not receive instructions within such period shall not be tendered by the Trustee. The Trustee shall obtain and distribute to each Participant all appropriate materials pertaining to the Acquisition Offer, including the statement of the position of the Company with respect to such offer issued pursuant to Regulation 14(e)-2 of the Securities Exchange Act of 1934, as soon as practicable after such materials are issued; provided, however, that if the Company fails to issue such statement within five (5) business days after the commencement of such offer, the Trustee shall distribute such materials to each Participant without such statement by the Company and shall separately distribute such statement by the Company as soon as practicable after it is issued. The Trustee shall follow the procedures regarding confidentiality and verification of compliance with voting instructions described in Section 21.5 above.

ARTICLE 22.SPECIAL TOP-HEAVY PROVISIONS.

22.1 Determination of Top-Heavy Status. Any other provision of the Plan notwithstanding, this Article shall apply to any Plan Year in which the Plan is a Top-Heavy Plan. The Plan shall be considered a "Top-Heavy Plan" for a Plan Year if, as of the Determination Date for such Plan Year, the Top-Heavy Ratio for the Aggregation Group exceeds 60 percent.

22.2 Minimum Allocations. For any Plan Year during which the Plan is a Top-Heavy Plan, the Company Contributions allocated to the Account of each Participant who is not a Key Employee, but who is an Employee on the last day of such Plan Year, shall not be less than the lesser of the following amounts:

     (a)   Three percent of his or her Top-Heavy Compensation; or

     (b) A percentage of his or her Top-Heavy Compensation equal to the greatest allocation of Company Contributions and Participant Elected Contributions, expressed as a percentage of Top-Heavy Compensation, made on behalf of any Participant who is a Key Employee.

22.3 Impact on Maximum Benefits. For any Plan Year in which the Plan is a Top-Heavy Plan, the number "1.00" shall be substituted for the number "1.25" wherever it appears in section 415(e)(2) and (3) of the Code."

22.4 Special Definitions. For purposes of this Article 22, the following definitions shall apply:

     (a) "Aggregation Group" means either the Required Aggregation Group or any Permissive Aggregation Group, as the Company may elect.

     (b) "Determination Date" means the December 31 next preceding the applicable Plan Year.

     (c) "Key Employee" means a "key employee" (within the meaning of section 416(i) of the Code). In applying section 416(i) of the Code, "annual compensation" shall mean Top-Heavy
     Compensation

     (d) "Permissive Aggregation Group" means a group of qualified plans that includes (1) the Required Aggregation Group and
     (2) one or more plans of the Affiliated Group that are not part of the Required Aggregation Group. A Permissive Aggregation Group, when viewed as a single plan, must satisfy the requirements of sections 401(a)(4) and 410 of the Code.

     (e) "Required Aggregation Group" means a group of qualified plans that includes (1) each plan of the Affiliated Group in which a Key Employee is a participant and
     (2) each other plan of the Affiliated Group that enables any plan in which a Key Employee participates to meet the requirements of section 401(a)(4) or 410 of the Code.

     (f) "Top-Heavy Compensation" means Section 415 Compensation, as defined in Section 16.5(b); provided, however, that Top-Heavy Compensation shall not include any amount paid to a Participant for the Plan Year in excess of the Compensation Limitation.

     (g) "Top-Heavy Ratio" means a percentage determined pursuant to section 416(g) of the Code.

22.5 Top-Heavy Vesting Rules.

     (a) The vested interest in the Nonelective Account of each Participant with one or more Hours of Service in a Plan Year in which the Plan is a Top-Heavy Plan shall be determined in accordance with the following schedule except to the extent
     Section 7.3(a) provides more rapid vesting (in the case of an individual who becomes an Employee prior to April 1, 1991):

      Years of Service              Vested Percentage

      Less than 2                         0%
      2 but less than 3                  20%
      3 but less than 4                  40%
      4 but less than 5                  60%
      5 or more      100%

     The vested interest in the Matching Contributions Account of each Participant with one or more Hours of Service in a Plan
     Year in which the Plan is a Top-Heavy Plan shall be determined under Section 7.2.

     (b) If the Plan ceases to be a Top-Heavy Plan, the vesting rules described in Section 7.3 shall again apply to all Years of Service with respect to the Participant's Nonelective Account; however, any Participant described in Subsection (a) who has at least three (3) Years of Service to his or her credit at the time the Plan ceases to be a Top-Heavy Plan shall continue to have his or her vested percentage computed under the Plan in accordance with Subsection (a).

ARTICLE 23.EXECUTION.

To record the adoption of the Plan as set forth herein, effective as of April 1, 1996, the Company has caused its authorized officer to execute the same this 25th day of June, 1996.


                         AMGEN, INC.





                         By  /s/ Edward F. Garnett